                                                                     EXHIBIT 4


==============================================================================
                                                                EXECUTION COPY

                               $2,000,000,000

                              CREDIT AGREEMENT

                       Dated as of September 30, 2005

                                    among

                       ANHEUSER-BUSCH COMPANIES, INC.

                           The Banks Listed Herein

                                     and

                          JPMORGAN CHASE BANK, N.A.

                           as Administrative Agent

                          ------------------------

                        J.P. MORGAN SECURITIES INC.,

                    as Lead Arranger and Sole Bookrunner


               BANK OF AMERICA, N.A., CITIBANK N.A. AND UBS AG

                           as Documentation Agents


==============================================================================

                             TABLE OF CONTENTS*

                                                                          Page
                                                                          ----

ARTICLE I  DEFINITIONS......................................................1
         Section 1.01.  Definitions.........................................1
                        -----------
         Section 1.02.  Accounting Terms and Determinations................13
                        -----------------------------------
         Section 1.03.  Terms Generally....................................13
                        ---------------

ARTICLE II  THE CREDITS....................................................14
         Section 2.01.  The Commitments....................................14
                        ---------------
         Section 2.02.  The Syndicated Loans...............................14
                        --------------------
         Section 2.03.  Syndicated Borrowings..............................14
                        ---------------------
         Section 2.04.  Money Market Borrowings............................16
                        -----------------------
         Section 2.05.  Swingline Borrowings...............................21
                        --------------------
         Section 2.06.  Letters of Credit..................................22
                        -----------------
         Section 2.07.  Negotiated Rate Loans..............................27
                        ---------------------
         Section 2.08.  Evidence of Debt...................................27
                        ----------------
         Section 2.09.  Maturity of Loans..................................28
                        -----------------
         Section 2.10.  Interest Rates.....................................28
                        --------------
         Section 2.11.  Fees...............................................31
                        ----
         Section 2.12.  Termination and Reduction of Commitments...........32
                        ----------------------------------------
         Section 2.13.  Optional Prepayments...............................32
                        --------------------
         Section 2.14.  General Provisions as to Payments..................33
                        ---------------------------------
         Section 2.15.  Funding Losses.....................................34
                        --------------
         Section 2.16.  Computation of Interest and Fees...................34
                        --------------------------------
         Section 2.17.  Taxes..............................................34
                        -----
         Section 2.18.  Pricing Periods....................................36
                        ---------------
         Section 2.19.  Eligible Subsidiaries..............................37
                        ---------------------

ARTICLE III  CONDITIONS TO BORROWINGS......................................38
         Section 3.01.  (a)  Syndicated Borrowings.........................38
                             ---------------------
                        (b)  Money Market Borrowings.......................38
                             -----------------------
                        (c)  Swingline Borrowings..........................39
                             --------------------
                        (d)  Letter of Credit Issuance, Amendment, Renewal
                             ---------------------------------------------
                               or Extension................................39
                               ------------
         Section 3.02.  Effectiveness......................................40
                        -------------
         Section 3.03.  Negotiated Rate Borrowings.........................41
                        --------------------------

ARTICLE IV  REPRESENTATIONS AND WARRANTIES.................................41
         Section 4.01.  Representations and Warranties of the Company......41
                        ---------------------------------------------
                        (a)  Corporate Existence and Power.................41
                             -----------------------------
                        (b)  Corporate and Governmental Authorization;
                             -----------------------------------------
                               Contravention...............................41
                               -------------
                        (c)  Binding Effect................................42
                             --------------

--------
* This Table of Contents is not part of this Agreement.

                        (d)  Financial Information.........................42
                             ---------------------
                        (e)  Litigation....................................42
                             ----------
                        (f)  ERISA.........................................42
                             -----
                        (g)  Tax Returns and Payment.......................43
                             -----------------------
                        (h)  Ownership of ABI Voting Interests.............43
                             ---------------------------------
                        (i)  Not an Investment Company.....................43
                             -------------------------
                        (j)  Regulations U and X...........................43
                             -------------------
                        (k)  Unrestricted Subsidiaries.....................43
                             -------------------------
                        (l)  Environmental Matters.........................43
                             ---------------------
         Section 4.02.  Representations and Warranties of the Eligible
                        ----------------------------------------------
                          Subsidiaries.....................................44
                          ------------
                        (a)  Corporate Existence and Power.................44
                             -----------------------------
                        (b)  Corporate and Governmental Authorization;
                             -----------------------------------------
                               Contravention...............................44
                               -------------
                        (c)  Binding Effect................................44
                             --------------
                        (d)  Not an Investment Company.....................44
                             -------------------------
                        (e)  Regulations U and X...........................45
                             -------------------

ARTICLE V  COVENANTS.......................................................45
         Section 5.01.  Covenants of the Company...........................45
                        ------------------------
                        (a)  Information...................................45
                             -----------
                        (b)  Limitations on Liens..........................46
                             --------------------
                        (c)  Consolidation, Merger or disposition of
                             ---------------------------------------
                               Assets......................................47
                               ------
                        (d)  Change in Nature of Business..................47
                             ----------------------------
                        (e)  Disposition of Assets.........................47
                             ---------------------
                        (f)  Additional Permitted Secured Indebtedness.....48
                             -----------------------------------------
                        (g)  Sale and Leaseback............................48
                             ------------------
                        (h)  Ownership of Voting Interests of ABI..........49
                             ------------------------------------
                        (i)  Consultation..................................49
                             ------------
                        (j)  Payment of Taxes; Corporate Existence;
                             --------------------------------------
                               Maintenance of Properties; Insurance........49
                               ------------------------------------
                        (k)  Pari Passu Obligations........................49
                             ----------------------
                        (l)  ERISA.........................................50
                             -----
                        (m)  Compliance with Laws..........................50
                             --------------------
         Section 5.02.  Use of Proceeds....................................50
                        ---------------

ARTICLE VI  DEFAULTS.......................................................51
         Section 6.01.  Events of Default..................................51
                        -----------------
         Section 6.02.  Remedies Upon Default..............................52
                        ---------------------
         Section 6.03.  Notice of Default..................................53
                        -----------------

ARTICLE VII  THE ADMINISTRATIVE AGENT......................................53
         Section 7.01.  Appointment and Authorization......................53
                        -----------------------------
         Section 7.02.  Administrative Agent and Affiliates................53
                        -----------------------------------
         Section 7.03.  Action by Administrative Agent.....................53
                        ------------------------------
         Section 7.04.  Consultation with Experts..........................54
                        -------------------------
         Section 7.05.  Liability of Administrative Agent..................54
                        ---------------------------------
         Section 7.06.  Indemnification....................................54
                        ---------------

         Section 7.07.  Credit Decision....................................54
                        ---------------
         Section 7.08.  Resignation of Administrative Agent................55
                        -----------------------------------
         Section 7.09.  Lead Arranger, Sole Bookrunner and Documentation
                        ------------------------------------------------
                          Agents...........................................55
                          ------

ARTICLE VIII  CHANGE IN CIRCUMSTANCES......................................55
         Section 8.01.  Basis for Determining Interest Rate Inadequate
                        ----------------------------------------------
                          or Unfair........................................55
                          ---------
         Section 8.02.  Illegality.........................................56
                        ----------
         Section 8.03.  Increased Cost.....................................57
                        --------------
         Section 8.04.  Base Rate Loans Substituted for Affected Fixed
                        ----------------------------------------------
                          Rate Loans.......................................59
                          ----------
         Section 8.05.  Substitution of Bank...............................59
                        --------------------

ARTICLE IX  GUARANTEE......................................................59
         Section 9.01.  The Guarantee......................................59
                        -------------
         Section 9.02.  Guarantee Unconditional............................60
                        -----------------------
         Section 9.03.  Discharge Only Upon Payment in Full Reinstatement
                        -------------------------------------------------
                          in Certain Circumstances.........................60
                          ------------------------
         Section 9.04.  Waiver by the Company..............................61
                        ---------------------
         Section 9.05.  Subrogation........................................61
                        -----------
         Section 9.06.  Stay of Acceleration...............................61
                        --------------------

ARTICLE X  MISCELLANEOUS...................................................61
         Section 10.01.  Notices...........................................61
                         -------
         Section 10.02.  No Waivers........................................61
                         ----------
         Section 10.03.  Expenses; Documentary Taxes; Indemnity............62
                         --------------------------------------
         Section 10.04.  Sharing of Setoffs................................62
                         ------------------
         Section 10.05.  Amendments and Waivers............................63
                         ----------------------
         Section 10.06.  Successors and Assigns............................64
                         ----------------------
         Section 10.07.  Collateral........................................67
                         ----------
         Section 10.08.  New York Law; Submission to Jurisdiction..........67
                         ----------------------------------------
         Section 10.09.  Counterparts; Effectiveness.......................67
                         ---------------------------
         Section 10.10.  Independence of Covenants.........................67
                         -------------------------
         Section 10.11.  WAIVER OF JURY TRIAL..............................67
                         --------------------
         Section 10.12.  Waiver Under Pre-Existing Credit Agreements.......67
                         -------------------------------------------
         Section 10.13.  Action by the Company on Behalf of the Borrowers..68
                         ------------------------------------------------
         Section 10.14.  Survival..........................................68
                         --------
         Section 10.15.  USA PATRIOT Act...................................68
                         ---------------

EXHIBIT A         Note
EXHIBIT B         Form of Money Market Quote Request
EXHIBIT C         Form of Invitation for Money Market Quotes
EXHIBIT D         Form of Money Market Quote
EXHIBIT E         Notice of Money Market Borrowing
EXHIBIT F         Opinion of Thomas Larson, Esq., Associate General Counsel
                    of the Company
EXHIBIT G         Opinion of Milbank, Tweed, Hadley & McCloy LLP, Special
                    New York Counsel to JPMorgan Chase
EXHIBIT H         Assignment and Acceptance
EXHIBIT I         Form of Election to Participate
EXHIBIT J         Form of Election to Terminate

Schedule I        Commitments
Schedule 4.01(k)  Unrestricted Subsidiaries
Schedule 5.01(b)  Permitted Liens

                  CREDIT AGREEMENT dated as of September 30, 2005, among ANHEUSER-BUSCH COMPANIES, INC., a Delaware corporation, the BANKS listed on the signature pages hereof and JPMORGAN CHASE BANK, N.A. as Administrative Agent.

                  The parties hereto agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

                  Section 1.01. Definitions. The following terms, as used
                                -----------
herein, have the following meanings:

                  "ABI" means Anheuser-Busch, Incorporated, a Missouri
                   ---
corporation, and its successors and permitted assigns.

                  "Absolute Rate Auction" means a solicitation of Money
                   ---------------------
Market Quotes setting forth Money Market Absolute Rates pursuant to
Section 2.04.

                  "Additional Margin" means 0.075%.
                   -----------------

                  "Adjusted CD Rate" has the meaning set forth in
                   ----------------
Section 2.10(b).

                  "Adjusted LIBO Rate" has the meaning set forth in
                   ------------------
Section 2.10(c).

                  "Administrative Agent" means JPMorgan Chase Bank, N.A. in
                   --------------------
its capacity as agent for the Banks hereunder and its successors in such capacity.

                  "Administrative Questionnaire" means, with respect to each
                   ----------------------------
Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by such Bank.

                  "Affiliate" means, with respect to a Person, any other
                   ---------
Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.

                  "Assessment Rate" has the meaning set forth in
                   ---------------
Section 2.10(b).

                  "Bank" means a financial institution listed on the
                   ----
signature pages hereof as having a Commitment or a financial institution added pursuant to Section 8.05, and its successors and permitted assigns; and "Banks" means all of such institutions. Unless the context otherwise
     -----
requires, the term "Banks" includes the Swingline Banks.

                  "Bank Affiliate" means, with respect to any Bank, (i) an
                   --------------
Affiliate of such Bank or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Bank or an Affiliate of such Bank.

                  "Base Rate" means, for any day, a rate per annum equal to
                   ---------
the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.
----

                  "Base Rate Loan" means a Syndicated Loan to be made as a
                   --------------
Base Rate Loan pursuant to Section 2.03 and in accordance with the applicable Notice of Borrowing, or a Loan to be made as a Base Rate Loan pursuant to the final proviso of clause (1) or clause (2) of the definition of Interest Period or pursuant to Article VIII.

                  "Benefit Arrangement" means an employee benefit plan
                   -------------------
within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                  "Board of Directors" means either the board of directors
                   ------------------
of the Company or any duly authorized committee of that board.

                  "Board Resolution" means a copy of a resolution certified
                   ----------------
by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Administrative Agent.

                  "Borrower" means the Company or an Eligible Subsidiary, as
                   --------
the context may require, and their respective successors and permitted assigns.

                  "Borrowing" means a borrowing hereunder consisting of
                   ---------
Loans made to a Borrower at the same time and for the same Interest Period by one or more of the Banks severally. A Borrowing is a "Domestic Borrowing"
                                                         ------------------
if such Loans are Domestic Loans or a "Euro-Dollar Borrowing" if such Loans
                                       ---------------------
are Euro-Dollar Loans. A Domestic Borrowing is a "CD Borrowing" if such
                                                  ------------
Domestic Loans are CD Loans or a "Base Rate Borrowing" if such Domestic
                                  -------------------
Loans are Base Rate Loans. A Borrowing is a "Syndicated Borrowing" if such
                                             --------------------
Loans are Syndicated Loans. A Borrowing is a "Money Market Borrowing" if
                                              ----------------------
such Loans are Money Market Loans. A Borrowing is a "Negotiated Rate
                                                     ---------------
Borrowing" if such Loans are Negotiated Rate Loans. A Borrowing is a
---------
"Swingline Borrowing" if such Loans are Swingline Loans.
 -------------------

                  "CD Base Rate" has the meaning set forth in Section 2.10(b).
                   ------------

                  "CD Loan" means a Syndicated Loan to be made as a CD Loan
                   -------
pursuant to Section 2.03 and the applicable Notice of Borrowing.

                  "CD Margin" has the meaning set forth in Section 2.10(b).
                   ---------

                  "CD Reserve Percentage" has the meaning set forth in
                   ---------------------
Section 2.10(b).

                  "Code" means the Internal Revenue Code of 1986, as
                   ----
amended.

                  "Commitment" means, with respect to each Bank, the amount
                   ----------
set forth opposite the name of such Bank on Schedule I hereto, as such amount may from time to time be reduced pursuant to Section 2.12 or increased or reduced pursuant to assignments under Section 10.06.

                  "Commitment Utilization Day" means any day on which the
                   --------------------------
sum of the aggregate outstanding principal amount of all Loans plus the
                                                               ----
aggregate LC Exposure exceeds 50% of the Total Commitment.

                  "Company" means Anheuser-Busch Companies, Inc., a Delaware
                   -------
corporation, and its successors and permitted assigns.

                  "Company's 2004 Form 10-K" means the Company's annual
                   ------------------------
report on Form 10-K for 2004, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

                  "Consolidated Subsidiary" means, with respect to any
                   -----------------------
Person at any date, any Subsidiary or other entity the accounts of which are consolidated with those of such Person in its consolidated financial statements as of such date.

                  "Continuing Directors" means, at any date, the Persons who
                   --------------------
served as directors of the Company 15 months prior to such date and any new director of the Company whose appointment or election by the Board of Directors or nomination for election by the Company's stockholders was approved or recommended by the affirmative vote of a majority of the Continuing Directors serving at the time of such appointment, election or nomination.

                  "Debt" of any Person means at any date, without
                   ----
duplication, to the extent obligations of such type are required to be set forth as liabilities in such Person's financial statements according to generally accepted accounting principles (except in the case of clause (v) of this definition), (i) all obligations of such Person for borrowed money,
(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) the capitalized value of all obligations of such Person as lessee under leases capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (provided that, for purposes of this clause
                                --------
(v), the amount of any such Debt, unless assumed by such Person, shall be deemed not to exceed the higher of the market value or the net book value of such asset), and (vi) the amounts of all Debt of other Persons Guaranteed by such Person.

                  "Default" means any condition or event which constitutes
                   -------
an Event of Default or which with the giving of notice or passing of time or both would, unless cured or waived, become an Event of Default.

                  "Domestic Business Day" means any day, except a Saturday,
                   ---------------------
Sunday or other day on which commercial banks in New York City are authorized by law to close.

                  "Domestic Lending Office" means, as to each Bank, its
                   -----------------------
office or branch (or affiliate) located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent; provided that any Bank may from time
                                      --------
to time by notice to the Company and the Administrative Agent designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

                  "Domestic Loan" means a CD Loan or a Base Rate Loan, and
                   -------------
"Domestic Loans" means CD Loans or Base Rate Loans or both.
 --------------

                  "Domestic Subsidiary" means a Subsidiary whose principal
                   -------------------
place of business is located within the United States.

                  "Effective Date" means the date (which shall not be later
                   --------------
than 5 Domestic Business Days after the date of this Agreement) on which this Agreement shall become effective in accordance with Sections 3.02 and 10.09.

                  "Election to Participate" means an election to participate
                   -----------------------
substantially in the form of Exhibit I hereto.

                  "Election to Terminate" means an election to terminate
                   ---------------------
substantially in the form of Exhibit J hereto.

                  "Eligible Subsidiary" means any Subsidiary of the Company
                   -------------------
that is a wholly-owned Consolidated Subsidiary of the Company and as to which an Election to Participate shall have been delivered to the Administrative Agent and as to which an Election to Terminate shall not have been delivered to the Administrative Agent.

                  "Environmental Laws" means any and all federal, state,
                   ------------------
local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

                  "ERISA" means the Employee Retirement Income Security Act
                   -----
of 1974, as amended, or any successor statute.

                  "ERISA Group" means the Company and all members of a
                   -----------
controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under
Section 414(b) or (c) of the Code.

                  "Euro-Dollar Business Day" means any Domestic Business Day
                   ------------------------
on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London.

                  "Euro-Dollar Lending Office" means, as to each Bank, its
                   --------------------------
office or branch (or affiliate) located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office or branch (or affiliate) of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Administrative Agent.

                  "Euro-Dollar Loan" means a Syndicated Loan to be made as a
                   ----------------
Euro-Dollar Loan pursuant to Section 2.03 and the applicable Notice of Borrowing.

                  "Euro-Dollar Margin" has the meaning set forth in
                   ------------------
Section 2.10(c).

                  "Event of Default" has the meaning set forth in Section 6.01.
                   ----------------

                  "Executive Officer" means the Chief Executive Officer, the
                   -----------------
President, the Chief Financial Officer or the Treasurer of the Company.

                  "Federal Funds Rate" means, for any day, the rate per
                   ------------------
annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such
                                                --------
day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Person serving as the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

                  "Fixed Rate Borrowing" means a Borrowing consisting of
                   --------------------
Fixed Rate Loans.

                  "Fixed Rate Loans" means CD Loans, Euro-Dollar Loans,
                   ----------------
Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or Negotiated Rate Loans or any combination of the foregoing.

                  "Funded Debt" means, as of any date, without duplication,
                   -----------
all Indebtedness, and all Debt, whether or not for money borrowed, evidenced by a bond, debenture, note or similar instrument or by an agreement, which Indebtedness or Debt (i) has a maturity of more than twelve months from the date as of which the amount thereof is to be determined, (ii) has a maturity of twelve months or less, but by its terms is renewable or extendible beyond twelve months from such date at the option of the borrower or issuer without the consent of the lender or holder and subject only to conditions which the borrower or issuer is then capable of fulfilling or (iii) is classified as "long-term debt" in the Company's financial statements delivered to the Banks pursuant to Section 5.01(a).

                  "Guarantee" of any Person means any obligation, contingent
                   ---------
or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person or in any manner providing for the payment of any Debt of any other Person or otherwise protecting the holder of any such Debt against loss (whether by agreement to keep well, to maintain minimum net worth, to purchase assets, goods, securities or services, to take or pay or otherwise); provided that the term Guarantee shall not include endorsements
            --------
for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a correlative meaning.
 ---------
                  "Indebtedness" of any Person means any indebtedness of
                   ------------
such Person representing money borrowed.

                  "Index Debt" means senior, unsecured, long-term
                   ----------
Indebtedness of the Company that is not supported by any letter of credit, guarantee or other credit enhancement.

                  "Interest Period" means:
                   ---------------

                  (1) with respect to each CD Loan, the period commencing on the date of such Loan and ending 30, 60, 90 or 180 days thereafter, as the Company may elect in the applicable Notice of Borrowing; provided that:
         --------

                  (a) any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                  (b) no Interest Period may end after the Termination Date;

provided further, however, that if any such Interest Period would be less
-------- -------  -------
than 30 days, the Loan for such Interest Period shall be a Base Rate Loan;

                  (2) with respect to each Euro-Dollar Loan, the period commencing on the date of such Loan and ending seven days, fourteen days or one, two, three, six or, with the consent of each Bank, twelve months thereafter, as the Company may elect in the applicable Notice of Borrowing; provided that:
                                         --------

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such succeeding Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period (other than an Interest Period having a duration of seven or fourteen days) which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause
         (c) of this definition, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) no Interest Period may end after the Termination Date;

provided further, however, that if any such Interest Period would be less
-------- -------  -------
than seven days, the Loan for such Interest Period shall be a Base Rate
Loan;

                  (3) with respect to each Base Rate Loan, the period commencing on the date of such Loan and ending not less than one day thereafter, as the Company may elect in the applicable Notice of Borrowing; provided that:
                       --------

                  (a) any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                  (b) no Interest Period may end after the Termination Date;

                  (4) with respect to each Money Market Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than seven days), as the Company may elect in accordance with Section 2.04; provided that:
                                                            --------

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless, in the case of a Money Market LIBOR Borrowing, such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

                  (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

                  (5) With respect to each Negotiated Rate Loan, such Interest Period (ending on a Euro-Dollar Business Day not falling after the Termination Date) as may be agreed between the Company and the Bank making such Loan; and

                  (6) with respect to each Swingline Loan, the period commencing on the date of such Loan and ending not less than one day and not more than 5 Domestic Business Days thereafter, as the Company may elect in the applicable Notice of Borrowing; provided
                                                                  --------
         that:

                  (a) any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                  (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

                  "Invitation" has the meaning set forth in Section 2.04(c).
                   ----------

                  "Issuing Bank" means JPMorgan Chase, in its capacity as an
                   ------------
issuer of Letters of Credit hereunder, and any additional Bank that becomes an Issuing Bank pursuant to Section 2.06(j), but excluding any Bank that has ceased to be an Issuing Bank pursuant to Section 2.06(j).

                  "JPMorgan Chase" means JPMorgan Chase Bank, N.A.
                   --------------

                  "LC Disbursement" means a payment made by an Issuing Bank
                   ---------------
pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (i) the
                   -----------
aggregate undrawn amount of all outstanding Letters of Credit at such time plus (ii) the aggregate amount of all LC Disbursements that have not yet
----
been reimbursed by or on behalf of the applicable Borrower at such time. The LC Exposure of any Bank at any time shall be its Pro Rata Percentage of the total LC Exposure at such time.

                  "Lending Office" means, as to any Bank, its Domestic
                   --------------
Lending Office, its Euro-Dollar Lending Office or its Money Market Lending Office, as the context may require.

                  "Letter of Credit" means any letter of credit issued
                   ----------------
pursuant to this Agreement in a form satisfactory to the Administrative Agent in its reasonable judgment.

                  "Level I Pricing Period" has the meaning set forth in
                   ----------------------
Section 2.18.

                  "Level II Pricing Period" has the meaning set forth in
                   -----------------------
Section 2.18.

                  "LIBO Rate" has the meaning set forth in Section 2.10(c).
                   ---------

                  "LIBOR Auction" means a solicitation of Money Market
                   -------------
Quotes setting forth Money Market Margins based on the LIBO Rate pursuant to
Section 2.04.

                  "Lien" means, with respect to any asset, any mortgage,
                   ----
lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loan" means a Domestic Loan, a Euro-Dollar Loan, a
                   ----
Negotiated Rate Loan, a Money Market Loan or a Swingline Loan, and "Loans"
                                                                    -----
means Domestic Loans, Euro-Dollar Loans, Negotiated Rate Loans, Money Market Loans, Swingline Loans or any of the foregoing.

                  "Material Plan" means a Plan having aggregate Unfunded
                   -------------
Liabilities in excess of $200,000,000.

                  "Maturity Date" in respect of each Loan, has the meaning
                   -------------
set forth in Section 2.09.

                  "Money Market Absolute Rate" has the meaning set forth in
                   --------------------------
Section 2.04(d).

                  "Money Market Absolute Rate Loan" means a Loan made
                   -------------------------------
pursuant to an Absolute Rate Auction.

                  "Money Market Lending Office" means, as to each Bank, its
                   ---------------------------
Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Administrative Agent; provided that any Bank
                                                    --------
may from time to time by notice to the Company and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

                  "Money Market LIBOR Loan" means a Loan made pursuant to a
                   -----------------------
LIBOR Auction (including such a Loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

                  "Money Market Loan" means a Money Market Absolute Rate
                   -----------------
Loan or a Money Market LIBOR Loan.

                  "Money Market Margin" has the meaning set forth in
                   -------------------
Section 2.04(d).

                  "Money Market Quote" means an offer by a Bank to make a
                   ------------------
Money Market Loan in accordance with Section 2.04.

                  "Moody's" means Moody's Investors Service and its
                   -------
successors.

                  "Multiemployer Plan" means an employee pension benefit
                   ------------------
plan subject to Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any entity which ceased to be a member of the ERISA Group during such five year period.

                  "Negotiated Rate Loan" means a Loan made by a Bank to a
                   --------------------
Borrower which is identified (by notice from the Bank or the Company to the Administrative Agent) as a Loan made pursuant to Section 2.07.

                  "Net Tangible Assets" means total assets of the Company
                   -------------------
and its Subsidiaries, including investments in its Affiliates, after deducting therefrom (a) all current liabilities of the Company and its Subsidiaries (excluding any thereof constituting Funded Debt), (b) all goodwill, trade names, trademarks, patents, copyrights, franchises, unamortized debt discount and expense, organization and developmental expenses and other intangibles of the Company and its Subsidiaries, and (c) all increases in the book values of any assets above the book values thereof as of June 30, 2005 as a result of the revaluation of such assets, all determined on a basis consistent with that on which such amounts were determined in preparing the most recent balance sheet of the Company and its Consolidated Subsidiaries delivered to the Banks pursuant to Section 5.01(a)(i) or (ii); provided that any items constituting deferred income
                    --------
taxes, deferred
investment tax credits or other similar items shall not be taken into account as a liability or as a deduction from or adjustment to total assets.

                  "Non-excluded Taxes" has the meaning set forth in
                   ------------------
Section 2.17.

                  "Note" means a promissory note of a Borrower,
                   ----
substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay its Loans, and "Notes" means all such promissory
                                       -----
notes issued hereunder.

                  "Notice of Borrowing" means a Notice of Syndicated
                   -------------------
Borrowing as defined in Section 2.03(a), a Notice of Money Market Borrowing as defined in Section 2.04(f) or a Notice of Swingline Borrowing as defined in Section 2.05(b).

                  "Packaging Business" means the assets identified as the
                   ------------------
"Packaging Segment" in the most recent financial statements delivered pursuant to Section 5.01(a) and any assets substantially related to such assets that are acquired after the date of such financial statements.

                  "Packaging Business Divestiture" means (i) the
                   ------------------------------
distribution (in the form of a dividend) to stockholders of the Company of the capital stock of a Subsidiary or Subsidiaries substantially all of the assets of which consist(s) of all or any portion of the Packaging Business and (ii) the transfer of the capital stock of a Subsidiary or Subsidiaries substantially all of the assets of which consist(s) of all or any portion of the Packaging Business, or the transfer of all or any portion of the Packaging Business, the consideration for such transfer (including the liabilities assumed related thereto) being not less than the fair market value (as reasonably determined by the Company) of such stock or assets; provided that in each such case at the time of and immediately after such
--------
distribution or transfer the Index Debt shall be rated A- or better by S&P and A3 or better by Moody's.

                  "PBGC" means the Pension Benefit Guaranty Corporation or
                   ----
any entity succeeding to any or all of its functions under ERISA.

                  "Person" means an individual, sole proprietorship,
                   ------
corporation, partnership, joint venture, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, a government or any agency or political subdivision thereof.

                  "Plan" means an employee pension benefit plan (other than
                   ----
a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards of Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group, as determined from time to time within such period.

                  "Pricing Period" has the meaning set forth in Section 2.18.
                   --------------

                  "Prime Rate" means the rate of interest per annum publicly
                   ----------
announced from time to time by the Person serving as the Administrative Agent as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. The Base Rate shall be adjusted automatically on and as of the effective date of each change in the Prime Rate.

                  "Principal Plant" shall mean (a) any brewery or
                   ---------------
manufacturing, processing or packaging plant owned by the Company or any of its Subsidiaries on the date hereof or hereafter constructed or acquired by the Company or any of its Subsidiaries and located within the United States (but shall not include (i) any brewery or plant which the Board of Directors has determined is not of material importance to the total business conducted by the Company and its Subsidiaries, (ii) any plant which the Company shall have determined is used primarily for transportation, marketing or warehousing or (iii) at the option of the Company, any plant that (A) does not constitute a part of the brewing operations of the Company and its Subsidiaries and (B) has a net book value, as reflected on the then most recent balance sheet delivered by the Company to the Banks under Section 5.01(a), of not more than $100,000,000, provided that any such
                                        --------
determination, designation or election pursuant to clauses (i) through (iii) of this definition shall be evidenced by a certificate of an Executive Officer delivered to the Administrative Agent) and (b) any other facility owned by the Company or any of its Subsidiaries which the Company shall designate as a Principal Plant. Following any determination, designation or election referred to herein that a brewery or plant shall not be included as a Principal Plant, the Company may, at its option (to be evidenced by a certificate of an Executive Officer delivered to the Administrative Agent), elect that such facility subsequently be included as a Principal Plant.

                  "Pro Rata Percentage" means, in respect of any Bank, the
                   -------------------
percentage obtained by dividing the Commitment of such Bank by the Total Commitment or, if the Commitments shall have been terminated, by dividing the sum of the aggregate unpaid principal amount of such Bank's Loans plus
                                                                      ----
such Bank's LC Exposure by the aggregate unpaid principal amount of the Loans plus the total LC Exposure.
      ----

                  "Reference Banks" means JPMorgan Chase and such other
                   ---------------
banks as may be appointed pursuant to Section 10.06(d).

                  "Refunding Borrowing" means a Borrowing which, after
                   -------------------
application of the proceeds thereof, results in no net increase in the outstanding principal amount of the Loans made by any Bank.

                  "Related Parties" means, with respect to any specified
                   ---------------
Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Banks" means at any time Banks holding more than
                   --------------
50% of the Total Commitment or, if the Commitments shall have been terminated, holding more than 50% of the sum of the aggregate unpaid principal amount of the Loans plus the total LC Exposure.
                              ----

                  "Restricted Subsidiary" means (i) any Subsidiary of the
                   ---------------------
Company which owns or operates a Principal Plant, except any Subsidiary incorporated or organized, or the principal place of business of which is located, outside the present fifty states of the United States and the District of Columbia, (ii) any Subsidiary that owns, directly or indirectly, any stock of any

Restricted Subsidiary, and (iii) any other Subsidiary of the Company incorporated or organized within the present fifty states of the United States and the District of Columbia which the Board of Directors shall elect to be treated as a Restricted Subsidiary, until such time as the Board of Directors may elect that such other Subsidiary shall no longer be a Restricted Subsidiary, successive such elections being permitted without restriction, provided that any such election pursuant to clause (iii) of
             --------
this definition shall be evidenced by a certificate of an Executive Officer delivered to the Administrative Agent and shall be effective as of the date specified in the applicable certification.

                  "Revolving Credit Period" means the period from and
                   -----------------------
including the Effective Date to and including the Termination Date or, if earlier, the date on which the Total Commitment is terminated.

                  "S&P" means Standard & Poor's Ratings Group and its
                   ---
successors.

                  "Subsidiary" means, with respect to any Person, any
                   ----------
corporation, limited liability company, partnership, association or other entity of which more than 50% of the issued and outstanding Voting Interests or, in the case of a partnership, more than 50% of the general partnership interests, is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or by such Person and one or more of such Person's Subsidiaries.

                  "Swingline Bank" means JPMorgan Chase in its capacity as
                   --------------
lender of Swingline Loans hereunder, and any additional Bank that becomes a Swingline Bank pursuant to Section 2.05(d), but excluding any Bank that has ceased to be a Swingline Bank pursuant to Section 2.05(d).

                  "Swingline Exposure" means, at any time, the aggregate
                   ------------------
principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Bank at any time shall be its Pro Rata Percentage of the total Swingline Exposure at such time.

                  "Swingline Loan" means a Loan made pursuant to Section 2.05.
                   --------------

                  "Syndicated Loan" means a Base Rate Loan, a CD Loan or a
                   ---------------
Euro-Dollar Loan, as the case may be, but excluding a Swingline Loan.

                  "Tax" means any federal, state, county, municipal or
                   ---
foreign tax, assessment or other governmental charge or levy upon a Person or upon its assets, revenues, income or profits.

                  "Termination Date" means October 1, 2010.
                   ----------------

                  "Total Commitment" means, at any date, the aggregate
                   ----------------
Commitments of all the Banks as of such date.

                  "Unfunded Liabilities" means the amount (if any) of
                   --------------------
unfunded current liabilities determined under Section 412(l)(1)(8)(A) of the Code without regard to Section 412(l)(1)(8)(E) thereof, determined as of the most recent valuation date for such Plan, but only if the Company knows or should have known of such excess and to the extent that such excess represents a potential liability of a member of the ERISA Group.

                  "United States" means the United States of America.
                   -------------

                  "Unrestricted Subsidiary" means any Subsidiary of the
                   -----------------------
Company which is not a Restricted Subsidiary.

                  "U.S. Dollars" means dollars in lawful currency of the
                   ------------
United States.

                  "Voting Interest" means equity interests in any entity of
                   ---------------
any class or classes (however designated) having ordinary voting power for the election of a majority of the governing body of such entity (other than equity interests having such power only by reason of the happening of a contingency).

                  Section 1.02. Accounting Terms and Determinations. Unless
                                -----------------------------------
otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with accounting principles generally accepted in the United States as in effect from time to time, applied on a basis consistent (except for changes approved by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that, if the
                                                      --------
Company notifies the Administrative Agent that the Company wishes to amend any provision of this Agreement to eliminate the effect of any change in generally accepted accounting principles on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Banks wish to amend any such provision for such purpose), then compliance with such provision shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such amendment becomes effective in accordance with this Agreement.

                  Section 1.03. Terms Generally. The definitions of terms
                                ---------------
herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                 ARTICLE II

                                 THE CREDITS

                  Section 2.01. The Commitments. Upon the terms and subject
                                ---------------
to the conditions of, and in reliance on the representations and warranties made under, this Agreement, the Banks severally agree to make Syndicated Loans to the Company or to one or more Eligible Subsidiaries from time to time on or prior to the Termination Date.

                  Section 2.02. The Syndicated Loans. During the Revolving
                                --------------------
Credit Period, each Bank severally agrees, on the terms and subject to the conditions set forth in this Agreement, to lend to the Company or to one or more Eligible Subsidiaries from time to time Syndicated Loans; provided that
                                                               --------
the aggregate principal amount of Syndicated Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment at such time less the sum of (a) such Bank's LC Exposure at such time plus (b) such
                                                         ----
Bank's Swingline Exposure at such time plus (c) such Bank's Pro Rata
                                       ----
Percentage of the sum of the aggregate principal amount of Negotiated Rate Loans outstanding at such time and Money Market Loans outstanding at such time (in each case, regardless of the amount, if any, of Money Market Loans or Negotiated Rate Loans actually made by such Bank and outstanding at such time). Within the foregoing limits, the Borrowers may borrow under this Section, repay, and, to the extent permitted under Section 2.13, prepay and reborrow under this Section at any time during the Revolving Credit Period. The failure of any Bank to make any Syndicated Loan required under this Agreement shall not release any other Bank from its obligation to make Syndicated Loans as provided herein.

                  Section 2.03. Syndicated Borrowings. (a) The Company shall
                                ---------------------
give notice (a "Notice of Syndicated Borrowing") to the Administrative Agent
                ------------------------------
not later than (1) 1:00 P.M. (New York City time) on the proposed date of each Base Rate Borrowing, (2) 12:00 Noon (New York City time) on the Domestic Business Day before each CD Borrowing and (3) 12:00 Noon (New York City time) on the third Euro-Dollar Business Day before each Euro-Dollar Borrowing; provided, however, that, if the Company shall not have given to
           --------  -------
the Administrative Agent a Notice of Syndicated Borrowing for a Refunding Borrowing in respect of a Syndicated Loan or Syndicated Loans, or part thereof, by the close of business on the third Domestic Business Day prior to the Maturity Date thereof, then such Syndicated Loan or Syndicated Loans or part thereof shall come due on such Maturity Date. Each Notice of Syndicated Borrowing shall specify:

                  (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                  (ii) the aggregate amount of such Borrowing, which shall be an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Total Commitment),

                  (iii) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans,

                  (iv) the duration of the initial Interest Period applicable to such Borrowing, subject to the provisions of the definition of Interest Period, and

                  (v) if the Borrower of such Borrowing is not the Company, the name of the Eligible Subsidiary that will be the Borrower of such Borrowing.

A Notice of Syndicated Borrowing shall not be required in connection with a Base Rate Borrowing pursuant to Section 8.01. A Notice of Syndicated Borrowing, once given, shall not be revocable by the Company or the applicable Borrower.

                  (b) Upon receipt of a Notice of Syndicated Borrowing given to it, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing.

                  (c) Each Syndicated Borrowing shall be made from the several Banks ratably in proportion to their respective Commitments.

                  (d) Not later than 2:00 P.M. (New York City time) on the date of such Borrowing, in the case of a Base Rate Borrowing, or 12:00 Noon (New York City time) on the date of such Borrowing, in the case of each CD Borrowing or Euro-Dollar Borrowing, each Bank shall (except as provided in Section 2.14) make available its ratable share of such Borrowing, in U.S. Dollars immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 10.01. Unless the Administrative Agent determines that any applicable condition specified in
Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Company (for the account of the applicable Borrower) immediately thereafter at the Administrative Agent's aforesaid address.

                  (e) If any Bank makes a new Syndicated Loan hereunder on a day on which any Borrower is required to or has elected to repay all or any part of an outstanding Syndicated Loan from such Bank (regardless of whether such Syndicated Loans are to the same Borrower), such Bank shall apply the proceeds of its new Syndicated Loan to make such repayment, and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in the preceding subsection (d) or be remitted by the applicable Borrower to the Administrative Agent as provided in Section 2.14, as the case may be, and if such Syndicated Loans are to different Borrowers the Company shall cause appropriate payments to be made between such Borrowers to reflect the foregoing.

                  (f) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Syndicated Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (d) and (e) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the Company (for the account of the applicable Borrower) on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Company (for the account of the applicable Borrower) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Administrative Agent, at
(i) in the case of the Company, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to
Section 2.10 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

                  Section 2.04. Money Market Borrowings. (a) The Money
                                -----------------------      ---------
Market Option. The Company may, during the Revolving Credit Period, as set
-------------
forth in this Section, request the Banks to make offers to make Money Market Loans to the Company or one or more Eligible Subsidiaries from time to time prior to the Termination Date. The Banks may, but shall have no obligation to, make such offers, and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

                  (b) Money Market Quote Request. When the Company wishes to
                      --------------------------
request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telecopier a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received by the Administrative Agent not later than 10:00 A.M. (New York City time) on (x) the Domestic Business Day next preceding the date of the Borrowing proposed therein, in the case of an Absolute Rate Auction, or (y) the fourth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed to and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), specifying:

                  (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

                  (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

                  (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period,

                  (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate,

                  (v) if the Borrower of such Borrowing is not the Company, the name of the Eligible Subsidiary that will be the Borrower of such Borrowing, and

                  (vi) such other terms as the Company may specify.

The Company may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within four Euro-Dollar Business Days (or such other number of days as the Company and the Administrative Agent may agree) of any other Money Market Quote Request.

                  (c) Invitation for Money Market Quotes. Promptly upon
                      ----------------------------------
receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telecopier an invitation (an "Invitation") for Money Market
                                              ----------
Quotes, substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Company (on behalf of the applicable Borrower) to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

                  (d) Submission and Contents of Money Market Quotes. (i)
                      ----------------------------------------------
Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telecopier at its offices specified in or pursuant to Section 10.01 not later than (x) 10:00 A.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed to and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided
                                                                 --------
that Money Market Quotes submitted by the Administrative Agent (or any Affiliate of the Administrative Agent) in its capacity as a Bank may only be submitted if the Administrative Agent or such Affiliate notifies the Company of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction, or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable, except (A) as provided in Section 2.04(e) or (B) with the written consent of the Administrative Agent given on the instructions of the Company.

                  (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                  (A) the proposed date of Borrowing,

                  (B) the principal amount of each Money Market Loan for which an offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $10,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                  (C) in the case of a LIBOR Auction, the margin above or below the applicable LIBO Rate (the "Money Market Margin") offered
                                              -------------------
         for such Money Market Loan,
         expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                  (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market
          --------------------------
         Loan, and

                  (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

                  (iii) Any Money Market Quote shall be disregarded if it:

                  (A) is not substantially in the form of Exhibit D hereto or does not specify all of the information required by subsection
         (d)(ii);

                  (B) contains qualifying, conditional or similar language;

                  (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

                  (D) arrives after the time set forth in subsection (d)(i).

                  (e) Notice to Company. The Administrative Agent shall
                      -----------------
promptly notify the Company of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such previous Money Market Quote. The Administrative Agent's notice to the Company shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, any limitation on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

                  (f) Acceptance and Notice by Company. Not later than (x)
                      --------------------------------
10:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, or (y) 11:00 A.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction (or such other time and date as the Company and the Administrative Agent shall have mutually agreed to and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Company (on behalf of the applicable Borrower) shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). Failure of the Company to notify the Administrative Agent of its acceptance or non-acceptance of offers by such applicable time shall constitute non-acceptance of such offers by the Company. In the case of acceptance, such notice (a "Notice of
                                                                  ---------
Money Market Borrowing"), which shall be in the form of Exhibit E hereto,
----------------------
shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Company (on behalf of the applicable Borrower) may accept any Money Market Quote in whole or in part; provided that:
                                                       --------

                  (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request and may not be in an amount that would result in the aggregate principal amount of the outstanding Loans exceeding the Total Commitment (after giving effect to all borrowings and repayments of Loans then being made),

                  (ii) the aggregate principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

                  (iii) acceptance of offers may only be made on the basis of ascending Money Market Absolute Rates or Money Market Margins, as the case may be, and

                  (iv) the Company may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                  (g) Allocation by Administrative Agent. If offers are made
                      ----------------------------------
by two or more Banks with the same Money Market Margin or Money Market Absolute Rate, as the case may be, and for a greater aggregate principal amount than the principal amount (after deducting the principal amount of the lower priced offers accepted by the Company) in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of such amount not less than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans to be made by each Bank shall be conclusive in the absence of manifest error.

                  (h) Notice to Banks; Funding of Money Market Loans. (i)
                      ----------------------------------------------
Upon receipt of a Notice of Money Market Borrowing by the Administrative Agent, such Notice of Money Market Borrowing shall not thereafter be revocable by the Company or the applicable Borrower. The Administrative Agent shall promptly notify each Bank of the contents of each Notice of Money Market Borrowing and of such Bank's share (if any) of such Borrowing.

                  (ii) Not later than 12:00 Noon (New York City time) on the date of each Money Market Borrowing, each Bank participating therein shall (except as provided in clause (iii) of this subsection (h)) make available its share of such Money Market Borrowing, in U.S. Dollars immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 10.01. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the

         Banks available to the Company (for the account of the applicable Borrower) at the Administrative Agent's aforesaid address.

                  (iii) If any Bank makes a new Money Market Loan hereunder on a day on which any Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Money Market Loan to make such repayment, and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in clause (ii) of this subsection (h) or remitted by the applicable Borrower to the Administrative Agent as provided in Section 2.14, as the case may be, and if such Loans are to different Borrowers the Company shall cause appropriate payments to be made between such Borrowers to reflect the foregoing.

                  (iv) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Money Market Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with the preceding clauses (ii) and (iii) of this subsection (h) and the Administrative Agent may, in reliance upon such assumption, make available to the Company (for the account of the applicable Borrower) on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Company (for the account of the applicable Borrower) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Administrative Agent, at (A) in the case of the Company, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section
         2.10 and (B) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

                  Section 2.05. Swingline Borrowings. (a) During the
                                --------------------
Revolving Credit Period, each Swingline Bank severally agrees, on the terms and subject to the conditions set forth in this Agreement, to lend to the Company or to one or more Eligible Subsidiaries from time to time Swingline Loans in U.S. Dollars; provided that (i) the aggregate principal amount of
                       --------
Swingline Loans at any one time outstanding shall not exceed the lesser of
(x) $300,000,000 and (y) the Total Commitment at such time less the sum of the aggregate principal amount of Loans outstanding at such time plus the
                                                                 ----
total LC Exposure at such time; provided that no Swingline Bank shall be
                                --------
required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits, the Borrowers may borrow under this Section, repay, and, to the extent permitted under Section 2.13, prepay and reborrow under this Section at any time during the Revolving Credit Period.

                  (b) The Company shall give notice (a "Notice of Swingline
                                                        -------------------
         Borrowing") to the Administrative Agent not later than 2:00 P.M.
         ---------
         (New York City time) on the proposed date of each proposed Swingline Borrowing. Each Notice of Swingline Borrowing shall specify:

                  (i) the date of such Borrowing, which shall be a Domestic Business Day,

                  (ii) the aggregate amount of such Borrowing, which shall be an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Total Commitment),

                  (iii) the duration of the Interest Period applicable to such Borrowing, subject to the provisions of the definition of Interest Period,

                  (iv) if the Borrower of such Borrowing is not the Company, the name of the Eligible Subsidiary that will be the Borrower of such Borrowing, and

                  (v) the Swingline Bank that the Company proposes to make such Swingline Borrowing.

                  (c) Participations by Banks in Swingline Loans. Each
                      ------------------------------------------
Swingline Bank may by written notice given to the Administrative Agent not later than 10:00 A.M. (New York City time), on any Domestic Business Day require the other Banks to acquire participations on such Business Day in all or a portion of the Swingline Loans made by it and outstanding. Such notice to the Administrative Agent shall specify the aggregate amount of Swingline Loans in which such Banks will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Bank, specifying in such notice such Bank's Pro Rata Percentage of such Swingline Loan or Loans. Each Bank hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for account of such Swingline Bank, such Bank's Pro Rata Percentage of such Swingline Loan or Loans. Each Bank acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Bank shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.03(d) with respect to Syndicated Loans made by such Bank (and Section 2.03(d) shall apply, mutatis mutandis, to the
                                                    ------- --------
payment obligations of the Banks), and the Administrative Agent shall promptly pay to such Swingline Bank the amounts so received by it from the other Banks. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to such Swingline Bank. Any amounts received by such Swingline Bank from the applicable Borrower (or other party on behalf of the applicable Borrower) in respect of a Swingline Loan after receipt by such Swingline Bank of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Banks that shall have made their payments pursuant to this paragraph and to such Swingline Bank, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

                  (d) Addition and Termination of Swingline Banks. Any Bank
                      -------------------------------------------
may be added as a Swingline Bank at any time pursuant to a written agreement among the Company, the Administrative Agent and such Bank and to be in a form and substance reasonably satisfactory to such Bank and the Administrative Agent. The Administrative Agent shall not unreasonably withhold its consent to the addition of any Bank as a Swingline Bank. The Administrative Agent shall notify the Banks of each additional Swingline Bank. From and after the effective date of any such addition, (i) the additional Swingline Bank shall have all the rights and obligations of a Swingline Bank with respect to Swingline Loans to be made by it thereafter and (ii) references herein to the term "Swingline Bank" shall be deemed to include such additional Swingline Bank.

                  In addition, any Swingline Bank, with the consent of the Company, may cease being a Swingline Bank at any time pursuant to a written agreement among the Company, the Administrative Agent and such Swingline Bank and to be in form and substance reasonably satisfactory to such terminating Swingline Bank, the Administrative Agent and the Company. After the termination of a Swingline Bank, such Swingline Bank shall remain a party hereto as a Swingline Bank and shall continue to have all the rights and obligations of a Swingline Bank with respect to the Swingline Loans made by it prior to such termination, but shall not be required to make additional Swingline Loans.

                  Section 2.06.  Letters of Credit.
                                 -----------------

                  (a) General. During the Revolving Credit Period, each
                      -------
Issuing Bank severally agrees, on the terms and subject to the conditions set forth in this Agreement, to issue from time to time Letters of Credit denominated in U.S. Dollars for the account of the Company or the account of one or more Eligible Subsidiaries in such form as is acceptable to such Issuing Bank in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Total Commitment.

                  (b) Notice of Issuance, Amendment, Renewal or Extension.
                      ---------------------------------------------------
To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the respective Issuing Bank) to an Issuing Bank selected by it and to the Administrative Agent
(reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice (which, if not delivered electronically, shall be executed by the Treasurer or an Assistant Treasurer of the Company) requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof, if such Letter of Credit is not being issued for the account of the Company, the name of the Eligible Subsidiary for whose account such Letter of Credit is being issued and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the respective Issuing Bank, the Company and/or the applicable Eligible Subsidiary also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company and/or the applicable Eligible Subsidiary to, or entered into by the Company and/or the applicable Eligible Subsidiary with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (c) Limitations on Amounts. A Letter of Credit shall be
                      ----------------------
issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension the aggregate LC Exposures of the Issuing Banks (determined for these purposes without giving effect to the participations therein of the Banks pursuant to subsection (e) of this Section) shall not exceed the lesser of (i) $200,000,000 and (ii) the Total Commitment at such time less the sum of the aggregate principal amount of Loans outstanding at such time.

                  (d) Expiration Date. Each Letter of Credit shall expire at
                      ---------------
the date specified by the Company but not later than the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date and does not extend beyond the date in clause (ii) hereof) and (ii) the date that is five Business Days prior to the Termination Date.

                  (e) Participations. By the issuance of a Letter of Credit
                      --------------
(or an amendment to a Letter of Credit increasing the amount thereof) by any Issuing Bank, and without any further action on the part of such Issuing Bank or the Banks, such Issuing Bank hereby grants to each Bank, and each Bank hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Bank's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Bank acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

                  In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the respective Issuing Bank, such Bank's Pro Rata Percentage of each LC Disbursement made by an Issuing Bank promptly upon the request of such Issuing Bank at any time from the time such LC Disbursement was required to be reimbursed by the applicable Borrower pursuant to Section 2.06(f) until such LC Disbursement is reimbursed by the applicable Borrower or at any time after any reimbursement payment is required to be refunded to the applicable Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.03(d) with respect to Loans made by such Bank (and Section 2.03(d) shall apply, mutatis mutandis, to the payment
                                            ------- --------
obligations of the Banks), and the Administrative Agent shall promptly pay to the respective Issuing Bank the amounts so received by it from the Banks. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the respective Issuing Bank or, to the extent that the Banks have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Banks and such Issuing Bank as their interests may appear. Any payment made by a Bank pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Reimbursement. If an Issuing Bank shall make any LC
                      -------------
Disbursement in respect of a Letter of Credit issued for the account of any Borrower, such Borrower shall reimburse such Issuing Bank in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 Noon (New York City time), on (i) the Business Day that the Borrower (on behalf of such Borrower) receives notice of such LC Disbursement, if such notice is received prior to 10:00 A.M. (New York City time), or (ii) the Business Day immediately following the day that the Company (on behalf of such Borrower) receives such notice, if such notice is not received prior to such time, provided that, if such LC
                                                   --------
Disbursement is not less than $10,000,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section
2.03 or 2.05 that such payment be financed with a Base Rate Borrowing or a Swingline Borrowing in an equivalent amount and, to the extent so financed, such Borrower's obligation to make such payment shall be discharged and replaced by the resulting Base Rate Loan or Swingline Loan.

                  If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Bank of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Bank's Pro Rata Percentage thereof.

                  (g) Obligations Absolute. The obligation of each Borrower
                      --------------------
to reimburse LC Disbursements in respect of Letters of Credit issued for its account as provided in subsection (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any

Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, (iv) any counterclaim or setoff the respective Issuing Bank has against the beneficiary of such Letter of Credit, (v) whether or not an Event of Default has occurred, (vi) whether or not there has been an adverse change in the business of such Borrower and (vii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of such Borrower's obligations hereunder.

                  Neither the Administrative Agent, the Banks nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the respective Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the respective Issuing Bank; provided that the
                                                          --------
foregoing shall not be construed to excuse an Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit issued for the account of such Borrower comply with the terms thereof. The parties hereto expressly agree that:

                  (i) an Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

                  (ii) an Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

                  (iii) when determining whether drafts or other documents comply with the terms of a Letter of Credit, an Issuing Bank shall act in accordance with its standard banking practices with respect to letters of credit, and this sentence shall establish the standard of care to be exercised by an Issuing Bank when making such a determination (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

                  (h) Disbursement Procedures. The Issuing Bank for any
                      -----------------------
Letter of Credit shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the Company (on behalf of the applicable Borrower) by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any
                                                          --------
failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank and the Banks with respect to any such LC Disbursement.

                  (i) Interim Interest. If the Issuing Bank for any Letter
                      ----------------
of Credit shall make any LC Disbursement, then, unless the Borrower for whose account such Letter of Credit was issued shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that, if such Borrower fails to reimburse such LC
                 --------
Disbursement when due pursuant to subsection (f) of this Section, then such overdue amounts shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate otherwise
                                                ----
applicable for such day. Interest accrued pursuant to this paragraph shall be for account of such Issuing Bank, except that interest accrued on and after the date of payment by any Bank pursuant to Subsection (e) of this Section to reimburse such Issuing Bank shall be for account of such Bank to the extent of such payment.

                  (j) Addition and Termination of Issuing Banks. Any Bank
                      -----------------------------------------
may be added as an Issuing Bank at any time pursuant to a written agreement among the Company, the Administrative Agent and such Bank and to be in form and substance reasonably satisfactory to such Bank and the Administrative Agent. The Administrative Agent shall not unreasonably withhold its consent to the addition of any Bank as an Issuing Bank. The Administrative Agent shall notify the Banks of each additional Issuing Bank. From and after the effective date of any such addition, (i) the additional Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to include such additional Issuing Bank.

                  In addition, any Issuing Bank, with the consent of the Company, may cease being an Issuing Bank at any time pursuant to a written agreement among the Company, the Administrative Agent and such Issuing Bank and to be in form and substance reasonably satisfactory to such terminating Issuing Bank, the Administrative Agent and the Company. The Administrative Agent shall notify the Banks of each terminating Issuing Bank. At the time such termination is effective, the Company shall pay all unpaid fees accrued for account of the respective terminating Issuing Bank. After the termination of an Issuing Bank, such Issuing Bank shall remain a party hereto as an Issuing Bank and shall continue to have all the rights and obligations of an Issuing Bank with respect to the Letters of Credit issued by it prior to such termination, but shall not be required to issue additional Letters of Credit.

                  (k) Cash Collateralization. If an Event of Default shall
                      ----------------------
occur and be continuing and the Company (on behalf of the applicable Borrowers) receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall immediately deposit into a collateral account specified by the Administrative Agent (the "Collateral Account") an amount
                                            ------------------
in cash equal to the LC Exposure as of such date plus any accrued and unpaid
                                                 ----
interest on the amount of unreimbursed LC Disbursements; provided that the
                                                         --------
obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in 6.01(f) or (g). Such deposit shall be held by the Administrative Agent in the Collateral Account as collateral for the LC Exposure, and for these purposes each Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Banks in the Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein. In the event that such deposit at any time exceeds such aggregate LC Exposure at such time plus
                                                                    ----
such accrued and unpaid interest on the amount of unreimbursed LC Disbursements, the Administrative Agent shall promptly pay to the Company the amount of such excess. To the extent permitted by law, such deposit shall be promptly used to pay unreimbursed LC Disbursements plus any accrued and unpaid interest thereon.

                  Section 2.07. Negotiated Rate Loans. During the Revolving
                                ---------------------
Credit Period, the Company may make arrangements with one or more of the Banks for Negotiated Rate Loans to be made by such Bank or Banks, to such Borrowers, at such interest rates, in such currency or currencies and on such other terms and conditions as may be agreed upon between the Company and such Bank or Banks; provided, however, that the Company shall not borrow
                        --------  -------
or permit any Eligible Subsidiary to borrow any Negotiated Rate Loan in an amount that would result in the sum of the aggregate principal amount of the outstanding Loans plus the total LC Exposure exceeding the Total Commitment
                  ----
(after giving effect to all borrowings and repayments of Loans then being made). The Company shall promptly notify the Administrative Agent of the making of any such Negotiated Rate Loan, the aggregate principal amount thereof, the Interest Period applicable thereto, the currency or currencies in which such loan is denominated (if other than U.S. Dollars) and of any prepayment or repayment thereof. In addition, any Bank that makes a Negotiated Rate Loan to any Borrower in a currency other than U.S. Dollars shall promptly notify the Administrative Agent of the U.S. Dollar equivalent of such Negotiated Rate Loan (as determined by such Bank based upon its spot buying rate), and the U.S. Dollar equivalent amount so determined and notified to the Administrative Agent shall thereafter be utilized for purposes of determining the amount of unused Commitments. Each such Negotiated Rate Loan shall be in the principal amount of $1,000,000 (or its equivalent in another currency) or a larger multiple thereof (or its equivalent in another currency).

                  Section 2.08. Evidence of Debt. (a) Each Bank shall
                                ----------------
maintain in accordance with its usual practice records evidencing the indebtedness of each Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

                  (b) The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Banks and each Bank's share thereof.

                  (c) The entries made in the records maintained pursuant to subsection (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the
                                                           --------
failure of any Bank or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (d) Any Bank may request that the Loans of such Bank to any Borrower be evidenced by a single Note payable by such Borrower to the order of such Bank for the account of its applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans. In such event, such Borrower shall prepare, execute and deliver to such Bank a Note payable to such Bank (or, if requested by such Bank, to such Bank and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.06) be represented by one or more Notes in such form payable to the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

                  Section 2.09. Maturity of Loans. Each Loan included in any
                                -----------------
Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing (such last day being referred to in this Agreement as the "Maturity Date" of
                                                           -------------
each such Loan).

                  Section 2.10. Interest Rates. (a) Each Base Rate Loan
                                --------------
shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof and, in the case of any prepayment, as specified in
Section 2.13. Any overdue principal of and overdue interest on any Base Rate Loan and all other amounts hereunder not paid when due (other than principal and interest on Loans subject to subsections (b), (c), (d), (e) and (f) of this Section) shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate otherwise
                                                ----
applicable to Base Rate Loans for such day.

                  (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin plus the Adjusted CD Rate
                                                 ----
in respect of such Interest Period plus, for any Commitment Utilization Day,
                                   ----
the Additional Margin. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof and, in the case of any prepayment, as specified in Section 2.13. Any overdue principal of or overdue interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day.
----

                  "CD Margin" applicable to any CD Loan outstanding on any
                   ---------
day means (i) if such day falls within a Level I Pricing Period, 0.250% and
(ii) if such day falls within a Level II Pricing Period, 0.375%. The CD Margin shall be adjusted automatically on and as of the effective date of any change between Pricing Periods, as provided in Section 2.18.

                  The "Adjusted CD Rate" applicable to any Interest Period
                       ----------------
means a rate per annum determined pursuant to the following formula:

                  ACDR =    [     CDBR    ] */
                            [-------------] + AR
                            [ 1.00 - CDRP ]

                  ACDR =    Adjusted CD Rate for such Interest Period
                  CDBR =    CD Base Rate for such Interest Period
                  CDRP =    CD Reserve Percentage
                  AR   =    Assessment Rate

-------------
                  */ The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%.

                  The "CD Base Rate" means for any Interest Period the
                       ------------
average per annum rate of interest (rounded upward, if necessary, to the next higher 1/100 of 1%) bid at 10:00 A.M. (New York City time) (or as soon thereafter as it may be practicable to determine) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing (as reported by each Reference Bank to the Administrative Agent) for the purchase at face value from each Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such Reference Bank to which such Interest Period applies and with a maturity comparable to such Interest Period.

                  "CD Reserve Percentage" means for any day that percentage
                   ---------------------
(expressed as a decimal) which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion U.S. Dollars in respect of new non-personal time deposits in U.S. Dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of each change in the CD Reserve Percentage.

                  "Assessment Rate" means for any Interest Period the net
                   ---------------
annual assessment rate (rounded upward, if necessary, to the next higher 1/100 of 1%) actually incurred by the Person serving as the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at the offices of the Person serving as the Administrative Agent in the United States during the most recent period for which such rate has been determined prior to the commencement of such Interest Period.

                  (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus
                                                                        ----
the Adjusted LIBO Rate in respect of such Interest Period plus, for any
                                                          ----
Commitment Utilization Day, the Additional Margin. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof and, in the case of any prepayment, as specified in Section 2.13.

                  The "Euro-Dollar Margin" applicable to any Euro-Dollar
                       ------------------
Loan outstanding on any day means (i) if such day falls within a Level I Pricing Period, 0.125% and (ii) if such day falls within a Level II Pricing Period, 0.250%. The Euro-Dollar Margin shall be adjusted automatically on and as of the effective date of any change between Pricing Periods, as provided in Section 2.18.

                  The "Adjusted LIBO Rate" applicable to any Interest Period
                       ------------------
means a rate per annum equal to the quotient (rounded upwards, if necessary, to the next higher 1/100 of 1%) obtained by dividing (i) the LIBO Rate in respect of such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve
                                             -----
Percentage.

                  The "LIBO Rate" means, for the Interest Period for any
                       ---------
Euro-Dollar Borrowing, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, two Euro-Dollar Business Days prior to the commencement of such Interest Period, as the rate for the offering of U.S. Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which U.S. Dollar deposits of $10,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Person serving as the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Euro-Dollar Business Days prior to the commencement of such Interest Period.

                  The "Euro-Dollar Reserve Percentage" means for any day
                       ------------------------------
that percentage (expressed as a decimal) which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion U.S. Dollars in respect of "Eurocurrency liabilities" (as such liabilities are referred to in Regulation D of the Board of Governors of the Federal Reserve System) (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such a bank to United States residents). The Adjusted LIBO Rate shall be adjusted automatically on and as of the effective date of each change in the Euro-Dollar Reserve Percentage.

                  (d) Any overdue principal of or overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to (i) the sum of 1% plus the rate otherwise
                                                     ----
applicable to such Euro-Dollar Loan or (ii) if the circumstances described in subsection (a) or (b) of Section 8.01 shall exist, the sum of 1% plus the
                                                                    ----
rate applicable to Base Rate Loans for such day.

                  (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the LIBO Rate for such Interest Period (determined in accordance with
Section 2.10(c) as if the related Money Market LIBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the
                       ----     -----
Bank making such Loan in accordance with Section 2.04. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.04. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof and, in the case of any prepayment, as specified in Section 2.13. Any overdue principal of or overdue interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for
                             ----
such day.

                  (f) Each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof and, in the case of any prepayment, as specified in Section
2.13. Any overdue principal of and overdue interest on any Swingline Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate otherwise applicable to Base
                                 ----
Rate Loans for such day.

                  (g) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder (other than interest rates applicable to Negotiated Rate Loans). The Administrative Agent shall give prompt notice to the Company and the participating Banks by telecopier of each interest rate so determined, and its determination thereof shall be conclusive in the absence of manifest error. If the Company is not the Borrower of the applicable Loan for which such interest rate is so determined, the Company will be responsible for notifying the applicable Borrower of such interest rate.

                  (h) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated hereby. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Reference Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

                  Section 2.11. Fees. (a) Facility Fees. The Company shall
                                ----      -------------
pay to the Administrative Agent, for the account of each Bank, facility fees for each day during the Revolving Credit Period, at a rate equal to (a) if such day falls within a Level I Pricing Period,

0.050% per annum or (b) if such day falls within a Level II Pricing Period, 0.125% per annum, in each case of such Bank's Commitment (whether used or unused) for such day. Such facility fees shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and on the Termination Date.

                  (b) Letter of Credit Fee. The Company shall pay to (i) the
                      --------------------
Administrative Agent, for the account of each Bank, a letter of credit fee for each day during the Revolving Credit Period, at a rate equal to (a) if such day falls within a Level I Pricing Period, 0.200% per annum or (b) if such day falls within a Level II Pricing Period, 0.325% per annum, in each case of such Bank's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) for such day and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) for each day during the Revolving Credit Period, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Such letter of credit fees and fronting fees shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and on the Termination Date.

                  (c) Administrative Agent's Fee. The Company shall pay to
                      --------------------------
the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  Section 2.12. Termination and Reduction of Commitments.
                                ----------------------------------------
(a) The Company may, upon at least three Domestic Business Days' notice to the Administrative Agent, terminate entirely at any time, or reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple of $5,000,000, the Total Commitment in excess of the sum of the outstanding aggregate principal amount of the Loans plus the total LC Exposure. Each
                                        ----
reduction of the Total Commitment shall reduce the unused Commitments of the Banks in proportion to their respective Commitments and shall be permanent. If the Total Commitment is terminated in its entirety, all accrued facility fees shall be payable on the effective date of such termination.

                  (b) The Total Commitment (unless already terminated pursuant to subsection (a) of this Section) shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                  Section 2.13. Optional Prepayments. (a) Any Borrower may,
                                --------------------
upon notice by the Company (on behalf of such Borrower) to the Administrative Agent received by the Administrative Agent not later than 10:00 A.M. (New York City time) on the Domestic Business Day prior to the date of prepayment, prepay, without penalty or premium, any Base Rate Borrowing or Swingline Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) in whole at any time, or from time to time in part in principal amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest on such prepaid amounts to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

                  (b) Subject to Section 2.15, any Borrower may upon at least three Euro-Dollar Business Days' notice by the Company (on behalf of such Borrower) to the Administrative Agent, prepay any CD Borrowing or Euro-Dollar Borrowing in whole at any time, or from time to time in part in principal amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest on such prepaid amounts to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

                  (c) Each such notice of prepayment shall specify which outstanding Borrowing (or portion thereof) is to be prepaid in connection therewith. Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment, and such notice shall not thereafter be revocable by the Company or the applicable Borrower.

                  (d) Money Market Loans (except such as bear interest at the Base Rate pursuant to Section 8.01(a)) and Negotiated Rate Loans of any Bank may not be prepaid without the consent of such Bank.

                  Section 2.14. General Provisions as to Payments. (a) Each
                                ---------------------------------
Borrower shall make each payment of principal of, and interest on, its Syndicated Loans, Swingline Loans and Money Market Loans and the Company shall make each payment of facility and letter of credit fees and all other amounts payable hereunder (other than payments of principal of and interest on Negotiated Rate Loans and reimbursement of LC Disbursements), not later than 11:00 A.M. (New York City time) on the date when due, in U.S. Dollars immediately available in New York City, to the Administrative Agent at its address referred to in Section 10.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Each Borrower shall make each payment of principal of, and interest on, its Negotiated Rate Loans, not later than 11:00 A.M. (local time at the relevant Domestic Lending Office) on the date when due, to the Bank which made such Loan at its Domestic Lending Office, in U.S. Dollars immediately available in the city in which such Bank's Domestic Lending Office is located; provided that
                                                              --------
all payments of principal of and interest on any Negotiated Rate Loan that is denominated in a currency other than U.S. Dollars shall be payable in the currency in which such Negotiated Rate Loan is denominated and at such location as agreed between the Company and such Bank. Each Borrower shall make each reimbursement of an LC Disbursement in respect of Letters of Credit issued for its account as provided in Section 2.06(f). Whenever any payment of principal of, or interest on, or the Domestic Loans or any payment of facility and letter of credit fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless as a result thereof it would fall in the next calendar month, in which case such date for payment shall be advanced to the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or this Section or otherwise, interest thereon shall be payable for such extended time at the rate in effect on the initial date for payment. All payments hereunder shall be made without any deduction whatsoever (other than for any Tax subject to the provisions of Section 2.17), including, but not limited to, any deduction for any set-off, recoupment or counterclaim.

                  (b) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks or the Issuing Banks hereunder that the Company or the applicable Borrower, as the case may be, will not make such payment in full, the Administrative Agent may assume that the Company or such Borrower, as applicable, has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank or each Issuing Bank on such due date an amount equal to the amount then due such Bank or such Issuing Bank. If and to the extent that the Company or such Borrower, as applicable shall not have so made such payment, each Bank and each Issuing Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank or such Issuing Bank together with interest thereon, for each day from the date such amount is distributed to such Bank or such Issuing Bank until the date such Bank or such Issuing Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  Section 2.15. Funding Losses. If any Borrower makes any
                                --------------
payment of principal with respect to any Fixed Rate Loan (pursuant to
Section 2.13, 2.17, Article VI, Article VIII or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if any Borrower fails to borrow any Fixed Rate Loan after a Notice of Borrowing has been given to the Administrative Agent in accordance with Section 2.03 or 2.04, such Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment; provided
                                                                    --------
that such Bank shall have delivered to the Company (as the agent for such Borrower) a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. Upon the request of the Company (on behalf of any Borrower), a Bank claiming reimbursement for any such loss or expense under this Section shall provide to the Company additional information with respect to the determination of such loss or expense. In determining any such lose or expense, such Bank may use any reasonable averaging and attribution methods.

                  Section 2.16. Computation of Interest and Fees. Interest
                                --------------------------------
on Negotiated Rate Loans (unless the Company and the Bank making such Loan shall specifically agree otherwise), interest based on the Prime Rate hereunder and all facility fees hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all letter of credit fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                  Section 2.17. Taxes. (a) All payments in respect of
                                -----
principal, interest, fees, LC Disbursements and other amounts due hereunder shall be made to each Bank and each Issuing Bank free and clear of, and without deduction for, any and all present and future taxes, levies, imposts, deductions, charges, withholdings, and all liabilities with respect thereto, excluding liabilities of such Bank or such Issuing Bank to pay directly income and franchise taxes of (i) the United States and the jurisdiction under the laws of which such Bank or such Issuing Bank is organized, (ii) the jurisdiction of such Bank's or Issuing Bank's Lending Office and (iii) any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Non-excluded Taxes"). If the Company or
                                  ------------------
any Borrower shall be required by this Agreement to deduct any Non-excluded Taxes from or in respect of any sum payable hereunder to a Bank, an Issuing Bank or the Administrative Agent, the sum payable shall be increased so that, after making all required deductions (including deductions applicable to additional sums payable under this Section), such Bank, such Issuing Bank or the Administrative Agent, as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made.

                  (b) In addition, the Company and each Borrower will deduct and pay Non-excluded Taxes and taxes of all jurisdictions with respect to any amounts paid under this subsection (b). If any Non-excluded Taxes or any taxes mentioned in this subsection (b) are paid by any Bank, any Issuing Bank or the Administrative Agent, the Company or the applicable Borrower, as the case may be, will, upon demand of such Bank or such Issuing Bank (with a copy of such demand to the Administrative Agent) or the Administrative Agent and whether or not such Non-excluded Taxes or taxes shall be correctly or legally asserted, indemnify such Bank, such Issuing Bank or the Administrative Agent (as the case may be) for such payments, together with any interest, penalties and expenses in connection therewith; provided that
                                                              --------
no payment of such Non-excluded Taxes or other taxes shall be made by any Bank, any Issuing Bank or the Administrative Agent without prior notice to the Company.

                  (c) Each Bank and each Issuing Bank acknowledges that on the date hereof there is no applicable requirement that any withholding, deduction or payment be made in respect of Non-excluded Taxes from payments made by the Company or any Domestic Subsidiary that is organized under the law of a State of the United States of interest on the Loans or on unreimbursed LC Disbursements, or other amounts payable under this Agreement by the Company or any Domestic Subsidiary that is organized under the law of a State of the United States. In the event any such Bank or any Issuing Bank shall become aware that any withholding, deduction or payment is required with respect to such Non-excluded Taxes, such Bank or such Issuing Bank shall notify the Company as soon as reasonably practicable but in any event within 45 days of the date it shall have become aware of such required withholding, deduction or payment and provide the Company with reasonable detail concerning such required withholding, deduction or payment. Each Bank and each Issuing Bank agrees that, if necessary in order to avoid such deduction from time to time, it will avail itself, to the extent it may lawfully do so without incurring additional expense, of any double tax conventions with the United States under which such amounts would be receivable by such Bank or such Issuing Bank without such deduction. In addition, each Bank agrees that, if any Non-excluded Tax or tax in respect of which the Company or a Borrower is or would be liable under this Section shall be imposed or increased in respect of any Syndicated Loan (other than a Base Rate Loan) by such Bank by virtue of any change in law or otherwise subsequent to the making of such Loan, the applicable Borrower shall be entitled to prepay such Loan, together with accrued interest thereon to the date of payment, upon at least three Euro-Dollar Business Days' notice to such Bank (with a copy of such notice to the Administrative Agent); in such event, such Bank shall make a Base Rate Loan to such Borrower in an amount equal to the amount of such prepayment on the date of such prepayment.

                  (d) Each Bank and each Issuing Bank agrees that it will file with the appropriate authorities in the United States such letters, notices and documents as may reasonably be required to enable the Borrowers to pay interest hereunder without deduction in respect of United States Federal withholding taxes.

                  (e) In the event that either the Company or a Borrower or the Administrative Agent, any Bank or any Issuing Bank pays any Non-excluded Tax or tax of the character described in Section 2.17(b), such Person shall, promptly after the making of such payment, notify the Person for the account of which such payment was made hereunder and shall forward to such Person the receipt (or a certified copy thereof) in respect of such payment promptly after receiving it. In the event the Company or a Borrower pays, or reimburses the Administrative Agent, any Bank or any Issuing Bank for paying, any Non-excluded Tax or tax of the character described in Section 2.17(b), and a refund of any such payment (or portion thereof) is received by the Administrative Agent, any Bank or any Issuing Bank, such Person shall remit the refund to the Company for the account of the applicable Borrower.

                  (f) Neither the Company nor any Borrower shall be required to make any additional payment pursuant to this Section in respect of any Non-excluded Taxes or other taxes which could be avoided by any Bank, any Issuing Bank or the Administrative Agent in the exercise of reasonable diligence (consistent with legal and regulatory restrictions), including a change in the Euro-Dollar Lending Office or Money Market Lending Office of such Bank, such Issuing Bank or the Administrative Agent if not otherwise disadvantageous to such Bank, such Issuing Bank or the Administrative Agent.

                  (g) Each Bank shall promptly notify the Company of any change in its Euro-Dollar Lending Office or Money Market Lending Office. In the event any Bank so changes its Lending Office, such Bank shall not be entitled to receive any payment in respect of Non-excluded Taxes or other taxes under this Section to the extent the amount of such payment on the date of such change in its Lending Office exceeds the amount such Bank would have been entitled to receive on such date under this Section had no such change in Lending Office been made, unless such change in Lending Office was made at the request of the Company.

                  Section 2.18. Pricing Periods. (a) Subject to subsection
                                ---------------
(b) of this Section, "Level I Pricing Period" means any period during which
                      ----------------------
Index Debt shall be rated BBB+ or better by S&P or Baa1 or better by Moody's, and "Level II Pricing Period" means any period that is not a Level
              -----------------------
I Pricing Period. "Pricing Period" means a Level I Pricing Period or a Level
                   --------------
II Pricing Period.

                  (b) For purposes of the foregoing definitions, if any rating for Index Debt established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective, for purposes of the preceding subsection (a), as of the date on which it is first announced by the applicable rating agency. If the rating system of Moody's or S&P shall change, (i) the Company and the Banks shall negotiate in good faith to amend the reference to the affected rating in the preceding subsection (a) to reflect such changed rating system and (ii) until the effectiveness of such amendment, the applicable Pricing Period shall be determined solely by reference to the unaffected rating (if any) of Index Debt.

                  Section 2.19. Eligible Subsidiaries. (a) The Company may
                                ---------------------
from time to time cause any wholly-owned Consolidated Subsidiary to become an Eligible Subsidiary eligible to borrow Loans and to have Letters of Credit issued for its account hereunder by delivering to the Administrative Agent an Election to Participate, substantially in the form of Exhibit I hereto, with respect to such Subsidiary.

                  (b) Such Election to Participate shall be given no less than four (4) Business Days prior to the date on which such Subsidiary is to become an Eligible Subsidiary, if such Subsidiary is a Domestic Subsidiary, and otherwise shall be given no less than ten (10) Business Days prior to the date on which Subsidiary is to become an Eligible Subsidiary.

                  (c) If applicable law (including any regulations promulgated under any applicable statute) obligates the Administrative Agent or any Bank to comply with "know your customer" or similar identification procedures in connection with the designation of such Eligible Subsidiary, the Company shall, promptly upon the request of the Administrative Agent or such Bank, supply such documentation and other evidence as is reasonably requested by the Administrative Agent or any Bank in order to permit the Administrative Agent or such Bank to be satisfied in its reasonable judgment that it has complied with the requirements of such law or regulations.

                  (d) The eligibility of any such Subsidiary as an Eligible Subsidiary shall terminate when the Administrative Agent receives an Election to Terminate, substantially in the form of Exhibit J hereto, with respect to such Subsidiary. Each Election to Participate delivered to the Administrative Agent shall be duly executed on behalf of the relevant Subsidiary and the Company, and each Election to Terminate delivered to the Administrative Agent shall be duly executed on behalf of the Company, in such number of copies as the Administrative Agent may request. The delivery of an Election to Terminate shall not affect any obligation of the relevant Subsidiary theretofore incurred but on and after the effective date of such Election to Terminate such Subsidiary shall have no liability hereunder other than with respect to Loans made to such Subsidiary and Letters of Credit issued for the account of such Subsidiary prior to such date.

                  The Administrative Agent shall promptly give notice to the Banks and the Issuing Banks of its receipt of any Election to Participate or Election to Terminate.

                  (e) The provisions of clauses (b) and (c) to this Section
2.19 shall not apply to the designation of an Eligible Subsidiary if such Subsidiary is borrowing only Money Market Loans or Negotiated Rate Loans.

                                 ARTICLE III

                          CONDITIONS TO BORROWINGS

                  The effectiveness of this Agreement and the obligation of each Bank to make a Loan on the occasion of each Borrowing pursuant to
Article II and the obligation of each Issuing Bank to issue, amend, renew or extend a Letter of Credit is subject to the satisfaction of the following conditions, an applicable:

                  Section 3.01. (a) Syndicated Borrowings. In the case of
                                    ---------------------
each Syndicated Borrowing hereunder:

                  (i) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.03;

                  (ii) the fact that, immediately prior to such Borrowing, no Default (or, in the case of a Refunding Borrowing, no Default which has resulted in the Loans being declared due and payable) shall have occurred and be continuing;

                  (iii) the fact that, immediately after such Borrowing and after giving effect to the amount of such Borrowing and the use of the proceeds thereof, no Default resulting from such Borrowing or such use of proceeds would occur and the sum of the aggregate outstanding principal amount of the Loans plus the total LC
                                                   ----
         Exposure will not exceed the Total Commitment; and

                  (iv) the fact that the representations and warranties contained in this Agreement (except the representations and warranties contained in Sections 4.01(d)(iii), 4.01(e), 4.01(f), 4.01(g) and 4.01(l)) shall be true on and as of the date of such Borrowing with the same force and effect as if made on and as of such date, except to the extent that any such representation or warranty in Section 4.01(d)(i) or (ii) or Section 4.01(k) is made in respect of a specified date or a specified period of time in which case such representation or warranty shall continue to be true in respect of the specified date or the specified period of time.

                  (b) Money Market Borrowings. In the case of each Money
                      -----------------------
Market Borrowing hereunder:

                  (i) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.04;

                  (ii) the fact that, immediately prior to such Borrowing, no Default shall have occurred and be continuing;

                  (iii) the fact that, immediately after such Borrowing and after giving effect to the amount of such Borrowing and the use of proceeds thereof, no Default resulting from such Borrowing or such use of proceeds would occur and the sum of the aggregate outstanding principal amount of the Loans plus the total LC
                                                   ----
         Exposure would not exceed the Total Commitment; and

                  (iv) the fact that the representations and warranties contained in this Agreement (except the representations and warranties contained in Sections 4.01(d)(iii), 4.01(e), 4.01(f), 4.01(g) and 4.01(l)) shall be true on and as of the date of such Borrowing with the same force and effect as if made on and as of such date, except to the extent that any such representation or warranty in Section 4.01(d)(i) or (ii) or Section 4.01(k) is made in respect of a specified date or a specified period of time in which case such representation or warranty shall continue to be true in respect of the specified date or the specified period of time.

                  (c) Swingline Borrowings. In the case of each Swingline
                      --------------------
         Borrowing hereunder:

                  (i) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.05;

                  (ii) the fact that, immediately prior to such Borrowing, no Default shall have occurred and be continuing;

                  (iii) the fact that, immediately after such Borrowing and after giving effect to the amount of such Borrowing and the use of proceeds thereof, no Default resulting from such Borrowing or such use of proceeds would occur, the outstanding aggregate principal amount of the Swingline Loans would not exceed $300,000,000 and the sum of the aggregate outstanding principal amount of the Loans plus
                                                                        ----
         the total LC Exposure would not exceed the Total Commitment; and

                  (iv) the fact that the representations and warranties contained in this Agreement (except the representations and warranties contained in Sections 4.01(d)(iii), 4.01(e), 4.01(f), 4.01(g) and 4.01(l)) shall be true on and as of the date of such Borrowing with the same force and effect as if made on and as of such date, except to the extent that any such representation or warranty in Section 4.01(d)(i) or (ii) or Section 4.01(k) is made in respect of a specified date or a specified period of time in which case such representation or warranty shall continue to be true in respect of the specified date or the specified period of time.

                  (d) Letter of Credit Issuance, Amendment, Renewal or
                      ------------------------------------------------
Extension. In the case of each issuance, amendment, renewal or extension of
---------
a Letter of Credit hereunder:

                  (i) receipt by the Administrative Agent of a notice requesting the issuance, amendment, renewal or extension of a letter of credit as required by Section 2.06;

                  (ii) the fact that, immediately prior to such issuance, amendment, renewal or extension, no Default (or, in the case of a renewal, no Default which has resulted in the Loans being declared due and payable) shall have occurred and be continuing;

                  (iii) the fact that, immediately after such issuance, amendment, renewal or extension, no Default resulting from such issuance, amendment, renewal or extension would occur, the aggregate LC Exposures would not exceed $200,000,000 and the sum of the aggregate outstanding principal amount of the Loans plus the
                                                                 ----
         total LC Exposure would not exceed the Total Commitment; and

                  (iv) the fact that the representations and warranties contained in this Agreement (except the representations and warranties contained in Sections 4.01(d)(iii), 4.01(e), 4.01(f), 4.01(g) and 4.01(l)) shall be true on and as of the date of such Borrowing with the same force and effect as if made on and as of such date, except to the extent that any such representation or warranty in Section 4.01(d)(i) or (ii) or Section 4.01(k) is made in respect of a specified date or a specified period of time in which case such representation or warranty shall continue to be true in respect of the specified date or the specified period of time.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Company on the date of such Borrowing as to the facts specified in clauses (ii), (iii) and (iv) of subsection (a), (b), (c) or
(d), as applicable, of this Section.

                  Section 3.02. Effectiveness. In the case of the
                                -------------
effectiveness of this Agreement:

                  (a) receipt by the Administrative Agent of an opinion of Thomas Larson, Esq., Associate General Counsel of the Company, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks shall have reasonably requested;

                  (b) receipt by the Administrative Agent of an opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMorgan Chase, substantially in the form of Exhibit G hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks shall have reasonably requested;

                  (c) receipt by the Administrative Agent of a certificate, signed by any two of the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller and a Vice President of the Company, to the effect that no Default has occurred and is continuing (or would result from any Loans being made or Letters of Credit being issued on the Effective Date) and that the representations and warranties contained in this Agreement are true on and as of the Effective Date with the same effect as though made on the Effective Date;

                  (d) receipt by the Administrative Agent of all documents it may reasonably request relating to the existence and good corporate standing of the Company, the corporate authority for, the due authorization and execution of and the validity of this Agreement and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent;

                  (e) Evidence that the principal of and interest on, and all other amounts owing in respect of, the Credit Agreement dated as of August 4, 2003 among the Company, the banks party thereto, and JPMorgan Chase, as administrative agent, as heretofore amended and in effect on the date hereof (including any contingent or other amounts payable in respect of letters of credit), shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit thereunder shall have been canceled or terminated and that all guarantees in respect of, and all Liens securing, any amounts thereunder shall have been released (or arrangements for such release satisfactory to the Administrative Agent shall have been made);

                  (f) receipt by the Administrative Agent, for its account and the account of the Banks or the Lead Arranger specified on the cover page of this Agreement, as the case may be, of all fees required to be paid, and all expenses required to be paid or reimbursed for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date; and

                  (g) receipt by the Administrative Agent of all such other documents and opinions as the Required Banks or the Administrative Agent shall request, in each case, in form and substance satisfactory to the Required Banks or the Administrative Agent, as the case may be.

The opinions referred to in subsections (a) and (b) of this Section and the certificate referred to in subsection (c) of this Section shall be dated the Effective Date. The Administrative Agent shall promptly notify the Company, the Banks and the Issuing Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

                  Section 3.03. Negotiated Rate Borrowings. Each Borrowing
                                --------------------------
of a Negotiated Rate Loan shall be subject to such conditions as the Company (on behalf of the applicable Borrower) and the Bank making such Negotiated Rate Loan may agree and, unless the Company and such Bank shall specifically agree otherwise, to the conditions set forth in clauses (ii), (iii) and (iv) of Section 3.01(b).

                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES

                  Section 4.01. Representations and Warranties of the
                                -------------------------------------
Company. The Company represents and warrants to the Banks and the
-------
Administrative Agent that:

                  (a) Corporate Existence and Power. The Company is a
                      -----------------------------
corporation duly incorporated, validly existing and in good standing under the law of the State of Delaware and has all corporate powers and authority and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  (b) Corporate and Governmental Authorization;
                      -----------------------------------------
Contravention. The execution, delivery and performance by the Company of
-------------
this Agreement are within the corporate powers of the Company, have been duly authorized by all necessary corporate action on the part of the Company, require no action by or in respect of, or filing with, any governmental body, agency or official, do not contravene, or constitute a default under, any provision of any applicable law or regulation or of the Certificate of Incorporation or By-Laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding on the Company, and will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

                  (c) Binding Effect. This Agreement constitutes a valid and
                      --------------
         binding agreement of the Company, enforceable in accordance with its terms.

                  (d) Financial Information. (i) The consolidated balance
                      ---------------------
         sheet of the Company and its Consolidated Subsidiaries as of December 31, 2004, and the related consolidated statements of income, changes in shareholders equity and cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP and set forth in the Company's 2004 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                  (ii) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of June 30, 2005, and the related unaudited consolidated statements of income and cash flows for the six months then ended, set forth in the Company's quarterly report for the fiscal quarter ended June 30, 2005, as filed with Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in the preceding clause (i) of this subsection (d), the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and the consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments).

                  (iii) Since June 30, 2005, there has been no material adverse change in the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, on a cumulative basis.

                  (e) Litigation. There is no action, suit, arbitration or
                      ----------
other proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company, any of its Subsidiaries or any of their respective property before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision and which would, if adversely determined, materially and adversely affect the ability of the Company to perform its obligations hereunder.

                  (f) ERISA. As of the date of this Agreement, (i) each
                      -----
member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance with the currently applicable provisions of ERISA and the Code with respect to each Plan and (ii) no member of the ERISA Group has (A) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (B) is in default respecting any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or has made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a

Lien or the posting of a bond or other security under ERISA or the Code; or
(C) has any outstanding liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, other than any failure to fulfill such obligations or comply with such provisions (in the case of clause (i) of this subsection (f)) or any waiver, default or liability (in the case of clause (ii) of this subsection (f)) that, when taken together with such other failures, waivers, defaults or liabilities for which liability is reasonably expected to occur, could reasonably be expected to result in a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries taken as a whole.

                  (g) Tax Returns and Payment. The Company and its Domestic
                      -----------------------
Subsidiaries have filed all income tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except for the filing of such returns, if any, in respect of which an extension of time for filing is in effect, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with generally accepted accounting principles and except to the extent that such failure to file or pay does not materially and adversely affect the ability of the Company to perform its obligations hereunder. The charges, accruals and reserves on the books of the Company and each of its Subsidiaries in respect of any taxes or other governmental charges are, in the opinion of the Company, adequate.

                  (h) Ownership of ABI Voting Interests. The Company owns,
                      ---------------------------------
and will continue to own, directly or indirectly, all of the outstanding shares of the capital stock of ABI, free and clear of all Liens, claims and rights of other Persons.

                  (i) Not an Investment Company. The Company is not, and,
                      -------------------------
after the use of the proceeds of any Borrowing, will not be, an "investment company" or a company "controlled" by an "investment company organized or otherwise created under the laws of the United States or of a State" within the meaning of the Investment Company Act of 1940, as amended.

                  (j) Regulations U and X. The execution, delivery and
                      -------------------
performance of this Agreement in accordance with its terms and the making or borrowing of the Loans will not violate the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System. If requested by any Bank, the Company will furnish to such Bank in connection with any Loan hereunder a statement in conformity with the requirements of Federal Reserve Form FR U-1 or FR G-3 referred to in said Regulation U.

                  (k) Unrestricted Subsidiaries. The Subsidiaries listed on
                      -------------------------
Schedule 4.01(k) hereto constitute all of the Unrestricted Subsidiaries as of the date hereof, except for Subsidiaries the assets and earnings of which, in the aggregate, do not constitute a material portion of the assets and net earnings of the Company and its Consolidated Subsidiaries.

                  (l) Environmental Matters. In the ordinary course of its
                      ---------------------
business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Domestic Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

                  Section 4.02. Representations and Warranties of the
                                -------------------------------------
Eligible Subsidiaries. The Company and each Eligible Subsidiary shall, by
---------------------
signing and delivering an Election to Participate, be deemed to represent and warrant to the Banks and the Administrative Agent that, as of the date of such Election to Participate:

                  (a) Corporate Existence and Power. Such Eligible
                      -----------------------------
Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is, and upon each Borrowing by it hereunder will be, a wholly-owned Consolidated Subsidiary of the Company.

                  (b) Corporate and Governmental Authorization;
                      -----------------------------------------
Contravention. The execution and delivery by such Eligible Subsidiary of its
-------------
Election to Participate, and the performance by it of this Agreement, are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of any applicable law or regulation or of its Certificate of Incorporation or By-Laws (or comparable organizational documents) or of any agreement, judgment, injunction, order, decree or other instrument binding on the Company or such Eligible Subsidiary, and will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries. The guarantees by the Company of the obligations of such Eligible Subsidiary have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of any applicable law or regulation or of its Certificate of Incorporation or By-Laws (or comparable organizational documents) or of any agreement, judgment, injunction, order, decree or other instrument binding on the Company or such Eligible Subsidiary, and will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

                  (c) Binding Effect. This Agreement constitutes a valid and
                      --------------
binding agreement of such Eligible Subsidiary, enforceable in accordance with its terms.

                  (d) Not an Investment Company. Such Eligible Subsidiary is
                      -------------------------
not, nor, after the use of the proceeds of any Borrowing, will it be, an "investment company" or a company "controlled" by an "investment company organized or otherwise created under the laws of the United States or of a State" within the meaning of the Investment Company Act of 1940, as amended.

                  (e) Regulations U and X. The execution and delivery by
                      -------------------
such Eligible Subsidiary of its Election to Participate, the performance by it of this Agreement in accordance with its terms and the making or borrowing of its Loans will not violate the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System. If requested by any Bank, such Eligible Subsidiary will furnish to such Bank in connection with any Loan hereunder a statement in conformity with the requirements of Federal Reserve Form FR U-1 or FR G-3 referred to in said Regulation U.

                                  ARTICLE V

                                  COVENANTS

                  Section 5.01. Covenants of the Company. The Company agrees
                                ------------------------
that, so long as any Bank has any Commitment hereunder or any Loan or any other amount owing hereunder remains unpaid or any Letters of Credit remains outstanding:

                  (a) Information. The Company will deliver to each of the
                      -----------
         Banks:

                  (i) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, changes in shareholders equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing and in compliance with the applicable rules and regulations of the Securities and Exchange commission;

                  (ii) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, preparation in accordance with generally accepted accounting principles and consistency by a financial officer or the chief accounting officer of the Company;

                  (iii) not later than the date on which the delivery of each set of financial statements referred to in clauses (i) and
         (ii) of this subsection (a) is required, a certificate of a financial officer or the chief accounting officer of the Company stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (iv) forthwith upon the occurrence of any Default, a certificate of an officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (v) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed; and

                  (vi) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent or for an offering of debt or equity securities the proceeds of which will not exceed $5,000,000) and of all annual, quarterly, monthly or special reports which the Company shall file with the Securities and Exchange Commission;

provided that (A) the Company shall be deemed to have delivered the
--------
information specified in clauses (i), (ii), (v) and (vi) of this subsection
(a) on the date such information is posted at the Company's website on the Internet at "www.anheuser-busch.com", at "www.sec.gov" or at such other website identified by the Company in a notice to the Administrative Agent and the Banks that is accessible by the Banks without charge, (B) the Company shall be deemed to have delivered the information specified in clauses (iii) and (iv) of this subsection (a) on the date such information is delivered to the Administrative Agent and the Administrative Agent shall promptly thereafter post such information to the Intralinks website or another secure website that is accessible by the Banks without charge or shall otherwise deliver such information to the Banks and (C) the Company shall deliver paper copies of any such information to any Bank upon request of such Bank through the Administrative Agent.

                  (b) Limitations on Liens. The Company will not create,
                      --------------------
assume, incur, guarantee or suffer to exist, and will not cause, suffer or permit any Restricted Subsidiary to create, assume, incur, guarantee or suffer to exist, any Debt secured by any Lien on any of its Principal Plants or on the stock or other securities of any Restricted Subsidiary, other than:

                  (i) any such Liens existing on the date hereof and listed
         on Schedule 5.01(b) hereto; provided that such Liens shall secure
                                     --------
         only those obligations which they secure on the date hereof or extensions, renewals or replacements thereof referred to in clause
         (vii) of this subsection (b);

                  (ii) purchase money Liens on assets acquired after the date hereof, or Liens on assets acquired after the date hereof which secure Debt, the proceeds of which are used to reimburse the Company or any Restricted Subsidiary for the cost of the acquisition or construction of such assets;

                  (iii) Liens on any asset acquired by the Company or any

         Subsidiary (other than from the Company or any Subsidiary) after the date hereof existing at the time of acquisition of such asset;

                  (iv) Liens on an asset to secure all or any part of the cost of development or construction of such asset or improvements thereon and which shall be released or satisfied within 120 days after completion of such development or construction;

                  (v) Liens on an asset created in connection with the acquisition, construction or development of additions, extensions or improvements to such asset which shall be financed by obligations described in Sections 142, 144(a) or 144(c) of the Code, as amended, or by obligations entitled to substantially similar tax benefits under other legislation or regulations in effect from time to time;

                  (vi) Liens securing indebtedness owing to the Company or any of its Restricted Subsidiaries by a Restricted Subsidiary of the Company;

                  (vii) extensions, renewals or replacements of Liens referred to in clauses (i) to (vi), inclusive, or (x) of this subsection (b), that, in the case of a Lien referred to in clause
         (iv), (v), (vi) or (x), shall continue to satisfy all of the requirements of the applicable clause; provided that the Debt
                                                --------
         secured by such extension, renewal or replacement Lien is not increased and that such Lien does not attach to any other assets;

                  (viii) as permitted under Section 5.01(f);

                  (ix) Liens incurred in connection with sale and leaseback transactions permitted under Section 5.01(g); and

                  (x) Liens on an asset required in connection with any program, law, statute or regulation of any state or local authority which provides financial or tax benefits not available without such Lien, provided that substantially all of the obligations secured by
               --------
         such Lien are obligations that are in lieu of, or reduce, a property tax or other payment obligation that itself would have been secured by a Lien permitted hereunder.

                  (c) Consolidation, Merger or disposition of Assets. The
                      ----------------------------------------------
Company will not (i) consolidate or merge with or into any other Person or
(ii) sell, lease or otherwise transfer (or permit any of its Restricted Subsidiaries to engage in any such transaction), directly or indirectly (in a single transaction or a series of related transactions), assets constituting all or substantially all the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any other Person other than to the Company or any Restricted Subsidiary that is a wholly-owned Subsidiary of the Company; provided that nothing in this Agreement shall prohibit (A)
                --------
the Packaging Business Divestiture or (B) any consolidation or merger transaction in which the Company is a party so long as (i) the Company is the surviving entity and (ii) no Default shall have occurred and be continuing at the time of or after giving effect to any such consolidation or merger transaction.

                  (d) Change in Nature of Business. The Company will not
                      ----------------------------
change, or permit to be changed, the nature of the business conducted by it and its Subsidiaries as a whole.

                  (e) Disposition of Assets. The Company will not, and will
                      ---------------------
not permit any of its Restricted Subsidiaries to, dispose of (in a single transaction or a series of related transactions) any Principal Plants or any stock of any Restricted Subsidiaries if the net book value of such Principal Plants and/or the assets of such Restricted Subsidiaries (or, in the case of the disposition of only a part of the stock of any Restricted Subsidiary, that percentage of the assets of each such Restricted Subsidiary which is equal to the percentage of the stock of such

Restricted Subsidiary that has been or is to be disposed of) exceeds, in the aggregate, 10% of Net Tangible Assets, as reflected on the balance sheet most recently delivered prior to such transaction (or the last of the series of related transactions) by the Company to the Banks pursuant to Section 5.01(a); provided, however, that the foregoing shall not prohibit (A) the
         --------  -------
Packaging Business Divestiture or (B) such transaction (or transactions) (x) if the disposition is made solely to a Restricted Subsidiary that is a wholly-owned Subsidiary of the Company or (y) if an amount equal to the proceeds therefrom in excess of such 10% of Net Tangible Assets shall be applied, not later than 120 days (or, if the Company holds such excess proceeds in cash or cash equivalents, two years) after such transaction (or after the transaction in such series which causes such amount to be exceeded), either to the repayment or prepayment of Funded Debt of the Company or to pay (or to repay or prepay Debt incurred in order to pay) the cost of expanding, constructing or acquiring any Principal Plants.

                  (f) Additional Permitted Secured Indebtedness.
                      -----------------------------------------
Notwithstanding the provisions of Sections 5.01(b) and (g), the Company and any one or more Restricted Subsidiaries may (i) create, assume, guarantee or suffer to exist any Debt secured by a Lien which would otherwise be subject to the restrictions of Section 5.01(b), and (ii) transfer any Principal Plant in a sale-leaseback transaction which would otherwise be subject to the restrictions of Section 5.01(g), if, after giving effect to the incurrence of such Debt or the transfer of such Principal Plant, the aggregate principal amount of all such Debt outstanding at such time, when added to the fair market value of all such Principal Plants transferred after the date hereof and not reacquired at such time (computed without duplication of amounts constituting Debt referred to in clause (i) of this subsection (f)), would not at the time exceed 10% of Net Tangible Assets (determined before giving effect to the incurrence of such Debt or the transfer of such Principal Plant).

                  (g) Sale and Leaseback. Except (x) as permitted under
                      ------------------
Section 5.01(f), (y) for any transaction involving a lease for a temporary period not to exceed three years, by the end of which it is intended that the use of the leased Principal Plant by the Company or any Subsidiary will be discontinued and (z) for any transaction with a state or local authority that is required in connection with any program, law statute or regulation that provides financial or tax benefits not available without such transaction, neither the Company nor any Restricted Subsidiary shall sell any Principal Plant as an entirety, or any substantial portion thereof, with the intention of the Company or any Subsidiary taking back a lease of such Principal Plant or portion, unless:

                  (i) the fair market value of the net proceeds of such sale are at least equal to the fair market value (as determined by an officer of the Company) of such Principal Plant or portion; and

                  (ii) the Company shall within 120 days (or, if the Company holds the net proceeds described below in cash or cash equivalents, two years) after the transfer of title to such Principal Plant or portion,
(A) prepay Funded Debt of the Company in amount equal to such net proceeds,
(B) expend an amount equal to such net proceeds for the expansion, construction or acquisition of a facility which will then constitute a Principal Plant or (C) effect a combination of the transactions referred to in clauses (A) and (B) above in an amount equal to such net proceeds.

                  (h) Ownership of Voting Interests of ABI. The Company will
                      ------------------------------------
at all times continue to own, directly or indirectly, 100% of the outstanding Voting Interests of ABI.

                  (i) Consultation. Solely for the purpose of permitting the
                      ------------
Banks to determine compliance by the Company with this Agreement, the Company will permit, and will cause its Restricted and Eligible Subsidiaries to permit, any Bank (and any person appointed by any Bank to whom the Company does not reasonably object) to discuss the affairs, finances and accounts of the Company and its Restricted and Eligible Subsidiaries with the officers of the Company or any of its Subsidiaries, all at such reasonable times and as often as may reasonably be requested.

                  (j) Payment of Taxes; Corporate Existence; Maintenance of
                      -----------------------------------------------------
Properties; Insurance. The Company will, and will cause each Restricted
---------------------
Subsidiary to,

                  (i) pay and discharge promptly all taxes, assessments
         and other governmental charges imposed upon it (whether directly or through the ownership of Subsidiaries) or any of its property; provided, however, that the Company and each Restricted Subsidiary
         --------  -------
         of the Company shall not be required to pay any such tax, assessment or other governmental charge the payment of which is being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided in accordance with generally accepted accounting principles, except that the Company will pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which has attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond;

                  (ii) do all things necessary to preserve and keep in
         full force and effect its corporate existence, rights and franchises; provided, however, that nothing in this subsection (ii)
                     --------  -------
         shall prevent any consolidation, merger or other transaction among any of the Company's Subsidiaries or any abandonment or termination of the corporate existence of any Restricted Subsidiary or any abandonment or termination of any rights or franchises of any Restricted Subsidiary or any abandonment or termination of any rights or franchises of the Company so long as such abandonment or termination does not change the overall nature of the business conducted by the Company and its Subsidiaries and so long as it is not disadvantageous in any material respect to the Banks and is, in the opinion of the Company, in the best interests of the Company;

                  (iii) maintain and keep its properties as a whole in
         good repair, working order and condition; provided, however, that
                                                   --------  -------
         nothing in this subsection (iii) shall prevent any abandonment of any of its properties that is not disadvantageous in any material respect to the Banks and that is, in the opinion of the Company, in the best interests of the Company; and

                  (iv) insure or self-insure its assets and business in such manner and to such extent as is customary with business enterprises of comparable size and subject to comparable hazards.

                  (k) Pari Passu Obligations. Except for secured Debt
                      ----------------------
permitted under Section 5.01(b) or 5.01(f), the Company shall cause the obligations of the Company in respect of the

Loans at all times to rank not less than pari passu in right of payment with all other senior indebtedness of the Company.

                  (l) ERISA. As soon as possible and in any event within 30
                      -----
days after the Company or any member of the ERISA Group:

                  (i) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan;

                  (ii) applies for a waiver of the minimum funding standard under Section 412 of the Code;

                  (iii) gives notice of intent to terminate any Plan under
         Section 4041(c) of ERISA; or

                  (iv) receives notice from a Multiemployer Plan of intent to impose liability under Title IV of ERISA;

and such events in the aggregate could subject, or have subjected, the Company and all members of the ERISA Group to any Taxes, Debts, penalties or liabilities in excess of $80,000,000 at any one time (it being understood that any such Taxes, Debts, penalties or liabilities that have been satisfied or paid by the Company shall not be included in determining the foregoing amount), the Company will deliver, or cause to be delivered, to the Administrative Agent a certificate of an Executive Officer setting forth the details of such of the events described in (i) through (iv) as are applicable and the action which the Company and all relevant members of the ERISA Group propose to take or have taken with respect thereto, together with copies of all notices or filings received from the PBGC, the Internal Revenue Service or any other agency of the United States government or required by the PBGC, the Internal Revenue Service or any other agency of the United States government with respect such of the events described in
(i) through (iv) as are applicable.

                  (m) Compliance with Laws. The Company will comply, and
                      --------------------
cause each of its Subsidiaries to comply, in all material respects with all laws, rules and regulations applicable to it or its property except where the necessity of compliance therewith is contested in good faith by appropriate proceedings, and except where failure to so comply would not materially and adversely affect the ability of the Company to perform its obligations hereunder.

                  Section 5.02. Use of Proceeds. The Company and each
                                ---------------
Borrower agree that the proceeds of Loans made under this Agreement will be used for the general corporate purposes of the applicable Borrower and that none of such proceeds will be used in violation of any applicable law or regulation.

                                 ARTICLE VI

                                  DEFAULTS

                  Section 6.01. Events of Default. If one or more of the
                                -----------------
following events (each an "Event of Default") shall occur and be continuing,
                           ----------------
such event shall constitute an Event of Default under this Agreement, whatever the reason for such event and whether it shall occur by operation of law or pursuant to any order, rule or regulation of any court or government authority or otherwise:

                  (a) any Borrower shall fail to pay, within two days after the due date thereof, any principal of any of its Loans or any reimbursement obligation in respect of any LC Disbursement in respect of any Letter of Credit issued for its account, or the Company or any Borrower shall fail to pay, within five days after the due date thereof, any interest on any of its Loans or other amount payable by it under this Agreement;

                  (b) the Company shall violate or fail to perform any of its covenants or agreements contained in Section 5.01(b), (c), (d),
         (e), (g) or (h);

                  (c) the Company or any Eligible Subsidiary shall fail to perform any term, covenant or agreement herein contained (other than those referred to in clause (a) or (b) of this Section) for 30 days after written notice of such failure is given to the Company by the Administrative Agent at the request of any Bank;

                  (d) the Company or any Eligible Subsidiary shall have made any representation, warranty or statement in or pursuant to this Agreement, or in any certificate or other document delivered by or on behalf of the Company pursuant hereto, which shall prove to have been false in any material respect when made;

                  (e) the Company or any Restricted Subsidiary shall fail (and such failure shall not have been cured or waived) to perform or observe any provision, term or condition of, or any default shall occur under, any agreement or instrument relating to any of its Indebtedness (other than the Indebtedness hereunder), the principal amount of which equals or exceeds $200,000,000 in the aggregate (or its equivalent in another currency) which results in the acceleration of maturity of such Indebtedness;

                  (f) the Company or any Restricted Subsidiary shall have entered against it by a court having jurisdiction in the premises a decree or order for relief in respect of it in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of it or for all or any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

                  (g) the Company or any Restricted Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) for it or for all or any substantial part of its property, or make any general assignment for the benefit of any of the foregoing or for the benefit of its creditors;

                  (h) any one or more of the events or conditions referred to in clauses (i) through (iii) of this subsection (h) shall occur:

                           (i) failure of any member of the ERISA Group
                  sponsoring a Material Plan to pay within 30 days after it becomes due an amount or amounts aggregating in excess of $200,000,000 (other than for premiums under Section 4007 of ERISA) which it shall have become liable to pay under
                  Section 412 of the Code or Section 302 or Title IV of ERISA with respect to such Material Plan;

                           (ii) termination, imposition of liability (other
                  than for premiums under Section 4007 of ERISA), or appointment of a trustee by the PBGC under Title IV of ERISA in respect of any Plan, where the amount of unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA in respect of such Plan and any other Plans similarly affected could reasonably be expected to exceed $200,000,000 in the aggregate; or

                           (iii) a complete or partial withdrawal from, or a
                  default within the meaning of Section 4219(c)(5) of ERISA with respect to one or more Multiemployer Plans which could reasonably be expected to cause one or more members of the ERISA Group to incur in the aggregate any Taxes, Debts, penalties or liabilities in excess of $200,000,000 and such Taxes, Debts, penalties or liabilities remain unsatisfied for a period of 30 days;

                  (i) a judgment or order for the payment of money in excess of $200,000,000 shall be rendered against the Company or any Restricted Subsidiary and such judgments or order shall continue unsatisfied and unstayed for a period of 30 days;

                  (j) any Person, either alone or together with others acting in concert with such Person, shall own 50% or more of the Voting Interests of the Company, or the Continuing Directors shall not constitute a majority of the Board of Directors; or

                  (k) any guarantee by the Company pursuant to Article IX shall cease to be, or shall be asserted by the Company not to be, in full force and effect.

                  Section 6.02. Remedies Upon Default. Upon the occurrence
                                ---------------------
and continuation of an Event of Default set forth in Section 6.01, (a) the Administrative Agent shall, if requested in writing by Banks having more than 51% of the Total Commitment, by notice in writing to the Company (on behalf of the Borrowers) terminate the Total Commitment, and the Total Commitment shall thereupon terminate, and (b) the Administrative Agent shall, if requested in writing by the holders of more than 51% of the sum of the aggregate unpaid principal amount of the Loans plus the total LC
                                                   ----
Exposure, by notice in writing to the Company declare the principal of and interest on the Loans and all other amounts payable hereunder (together with accrued interest thereon) to be, and they shall thereupon forthwith be and become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, that in the case of the occurrence of any Event of
--------  -------
Default described in Section 6.01(f) or (g), without any notice to the Company or any other Borrower or any other act by the Administrative Agent or the Banks, the Total Commitment shall thereupon terminate and the Loans and all other amounts payable hereunder (together with accrued interest thereon) shall thereupon be and become immediately due and payable upon such occurrence, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company and each other Borrower. Simultaneously with the giving of any such notice to the Company, the Administrative Agent shall notify all of the Banks and the Issuing Banks thereof.

                  Section 6.03. Notice of Default. The Administrative Agent
                                -----------------
shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks and the Issuing Banks thereof.

                                 ARTICLE VII

                          THE ADMINISTRATIVE AGENT

                  Section 7.01. Appointment and Authorization. Each Bank and
                                -----------------------------
each Issuing Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

                  Section 7.02. Administrative Agent and Affiliates. The
                                -----------------------------------
Person serving as the Administrative Agent shall have the same rights and powers under this Agreement as any other Bank or Issuing Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Affiliate or Subsidiary of the Company as if it were not the Administrative Agent hereunder.

                  Section 7.03. Action by Administrative Agent. The
                                ------------------------------
Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Banks (or such other number or percentage of the Banks as shall be necessary under the circumstances as provided in Section 10.05), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.

                  Section 7.04. Consultation with Experts. The
                                -------------------------
Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice or opinion of such counsel, accountants or experts.

                  Section 7.05. Liability of Administrative Agent. Neither
                                ---------------------------------
the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it, him or her in connection herewith (a) with the consent or at the request of the Required Banks or (b) in the absence of its, his or her own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants or agreements of the Company or any Eligible Subsidiary, (iv) the satisfaction of any condition specified in
Article III, except receipt of items required to be delivered to the Administrative Agent, or (v) the validity, effectiveness or genuineness of this Agreement or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telecopy or similar writing) believed by it to be genuine or to be signed or sent by the proper party or parties. The Administrative Agent shall be entitled to assume that no Default has occurred and is continuing, unless the Administrative Agent has actual knowledge, or has been notified by the Company, of such Default, or has been notified by a Bank or an Issuing Bank that such Bank or such Issuing Bank considers that such Default (specifying in detail the nature thereof) has occurred and is continuing.

                  Section 7.06. Indemnification. Each Bank shall, ratably in
                                ---------------
accordance with its Commitment, indemnify the Administrative Agent, each Issuing Bank and each Swingline Bank (in each case to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements and the costs of investigation, discovery and deposition), claim, demand, action, loss or liability (except such as result from gross negligence or willful misconduct of the Administrative Agent, such Issuing Bank or such Swingline Bank, as the case may be) that the Administrative Agent, such Issuing Bank or such Swingline Bank, as the case may be, may suffer or incur in connection with this Agreement or any action taken or omitted hereunder by the Administrative Agent, such Issuing Bank or such Swingline Bank, as the case may be.

                  Section 7.07. Credit Decision. Each Bank represents and
                                ---------------
acknowledges that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also represents and acknowledges that it will, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

                  Section 7.08. Resignation of Administrative Agent. The
                                -----------------------------------
Administrative Agent may resign at any time by giving written notice thereof to the Banks, the Issuing Banks and the Company. Upon any such resignation, the Company, with the consent of the Required Banks, shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Company, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks and the Issuing Banks, appoint a successor Administrative Agent, which shall be (a) a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000 or (b) a Bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations as Administrative Agent under this Agreement. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article VII shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                  Section 7.09. Lead Arranger, Sole Bookrunner and
                                ----------------------------------
Documentation Agents. Notwithstanding anything herein to the contrary, none
--------------------
of the Lead Arranger, Sole Bookrunner and Documentation Agents listed on the cover page of this Agreement shall have any duties or responsibilities hereunder in their respective capacity as such, except in their respective capacity, if any, as a Bank or an Issuing Bank.

                                ARTICLE VIII

                           CHANGE IN CIRCUMSTANCES

                  Section 8.01. Basis for Determining Interest Rate
                                -----------------------------------
Inadequate or Unfair. If with respect to any Interest Period:
--------------------

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate (in the case of a Syndicated Loan) or the LIBO Rate (in the case of a Money Market LIBOR Loan) for such Interest Period, or

                  (b) in the case of a Syndicated Borrowing, Banks having 50% or more of the Total Commitment notify the Administrative Agent that the Adjusted CD Rate or the Adjusted LIBO Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Company (on behalf of the applicable Borrower) and the Banks, and until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended;

provided that if the circumstances giving rise to such notice do not affect
--------
all the Banks, then requests by the Company (on behalf of the applicable Borrower) for Syndicated Borrowings may be made to the Banks that are not affected thereby. Each Bank which notifies the Administrative Agent pursuant to subsection (b) of this Section agrees that, in the event that after such notice the Adjusted CD Rate or Adjusted LIBO Rate, as the case may be, shall thereafter adequately and fairly reflect the cost to such Bank of maintaining or funding its CD Loans or Euro-Dollar Loans, as the case may be, for any Interest Period, it shall notify the Administrative Agent of such fact. In the event that the Administrative Agent shall receive notice from such Banks pursuant to the preceding sentence that the conditions set forth in subsection (b) of this Section no longer exist, the Administrative Agent shall notify the Company thereof. Unless the Company notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects on behalf of the applicable Borrower not to borrow on such date, (i) if such Fixed Rate Borrowing is a Syndicated Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

                  Section 8.02. Illegality. If, after the date hereof, the
                                ----------
adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Company, and until such Bank notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Each Bank which gives any notice pursuant to this Section agrees that, in the event that the circumstances giving rise to such suspension no longer exist, such Bank shall notify the Administrative Agent of such fact. In the event that the Administrative Agent shall receive notice from a Bank pursuant to the preceding sentence of this Section, the Administrative Agent shall notify the Company thereof. Before giving any notice to the Administrative Agent pursuant to the first sentence of this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the applicable Borrower or Borrowers shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with interest accrued thereon to the date of such prepayment. Concurrently with prepaying each such Euro-Dollar Loan, each applicable Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

                  Section 8.03. Increased Cost. (a) If, on or after (x) the
                                --------------
date hereof, in the case of any Syndicated Loan or Letter of Credit or any obligation to make Syndicated Loans or issue, amend, renew or extend Letters of Credit, or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, or (z) the date that the applicable Bank agrees to make a Negotiated Rate Loan, in the case of any Negotiated Rate Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) or any Issuing Bank with any request or directive (whether or not having the force of law) of any such governmental authority, central bank or comparable agency:

                  (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office, as the case may be, is located);

                  (ii) shall impose, modify or deem applicable any reserve, special deposit, deposit insurance assessment (excluding with respect to any CD Loan any such assessment included in an applicable Assessment Rate) or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan, any such requirement included in an applicable CD Reserve Percentage, and (B) with respect to any Euro-Dollar Loan, any such requirement included in an applicable Euro-Dollar Reserve Percentage, and (C) any requirement for which such Bank is entitled to compensation under subsection (b) of this Section) against assets of, deposits with or for the account of, or credit extended by, any Bank or its Lending Office or shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans or its obligation to make Fixed Rate Loans; or

                  (iii) shall impose, modify or deem applicable any tax, reserve, special deposit, deposit insurance assessment or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan, or to increase the cost to such Bank or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) or such Issuing Bank under this Agreement with respect thereto, by an amount deemed by such Bank or such Issuing Bank to be material, then, within 15 days after demand by such Bank or such Issuing Bank to the Company (with a copy to the Administrative Agent), the applicable Borrower or Borrowers shall pay for the account of such Bank or such Issuing Bank, as additional interest, such additional amount or amounts as will compensate such Bank or such Issuing Bank for such increased cost or reduction; provided that if such
                                                   --------
Bank or such Issuing Bank fails to notify the Company that it intends to claim or may claim compensation for such increased cost or reduction within 45 days after such Bank or such Issuing Bank has knowledge of such increased cost or reduction, the applicable Borrower shall not be obligated to compensate such Bank or such Issuing Bank for such increased cost or reduction accruing prior to the date on which such Bank or such Issuing Bank first notifies the Company that it intends to claim such compensation. In determining such additional amount or amounts, such Bank or such Issuing Bank may use any reasonable averaging and attribution methods.

                  (b) If, after the date hereof, the Administrative Agent, any Bank or any Issuing Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (including a change resulting from a determination of a court or regulatory authority), or compliance by the Administrative Agent, any Bank or any Issuing Bank (or its Lending Office or holding company) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Administrative Agent's, such Bank's or such Issuing Bank's capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which the Administrative Agent, such Bank or such Issuing Bank or its holding company could have achieved but for such adoption, change or compliance (taking into consideration the Administrative Agent's, such Bank's or such Issuing Bank's, as the case may be, policies with respect to capital adequacy) by an amount deemed by the Administrative Agent, such Bank or such Issuing Bank to be material, then from time to time, within 15 days after demand by the Administrative Agent or such Bank or such Issuing Bank (with a copy to the Administrative Agent), the Company shall pay to the Administrative Agent, such Bank or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate the Administrative Agent, such Bank or such Issuing Bank or its holding company for such reduction. In determining any additional amount or amounts payable under this subsection (b), the Administrative Agent, such Bank or such Issuing Bank may use any reasonable averaging and attribution methods; provided that if after the date hereof,
                                   --------
pursuant to any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, the credit quality of a bank's loans, investments or commitments is required or permitted to be taken into account in determining capital adequacy, then such averaging and attribution methods shall include a consideration of the credit quality of the Loans and Letters of Credit relative to the credit quality of such Bank's or such Issuing Bank's other loans, investments or commitments, as the case may be.

                  (c) The Administrative Agent, each relevant Bank or each relevant Issuing Bank, as the case may be, will promptly notify the Company and the Administrative Agent of any event of which it has knowledge occurring after the date hereof which will entitle the Administrative Agent, such Bank or such Issuing Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Administrative Agent or such Bank or Issuing Bank, as the case may be, be otherwise disadvantageous to the Administrative Agent, such Bank or such Issuing Bank. A certificate of the Administrative Agent, any Bank or any Issuing Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

                  (d) Each Bank and each Issuing Bank agrees that if, after such Bank or such Issuing Bank has made a demand for compensation pursuant to this Section, the circumstances giving rise to such demand no longer exist, such Bank or such Issuing Bank shall notify the Administrative Agent of such fact. In the event that the Administrative Agent shall receive notice from a Bank or an Issuing Bank pursuant to the preceding sentence of this Section, the Administrative Agent shall notify the Company thereof.

                  Section 8.04. Base Rate Loans Substituted for Affected
                                ----------------------------------------
Fixed Rate Loans. If (a) the obligation of any Bank to make Euro-Dollar
----------------
Loans has been suspended pursuant to Section 8.02 or (b) any Bank has demanded compensation under Section 2.17 or 8.03, and the Company shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension or demand for compensation no longer apply, all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks).

                  Section 8.05. Substitution of Bank. If notice has been
                                --------------------
given by any Bank pursuant to Section 8.02 or 8.03 requiring or permitting Fixed Rate Loans of such Bank to be prepaid, or requesting compensation under Section 2.17 or 8.03(b), then the Company shall have the right, in consultation with the Administrative Agent, to seek one or more satisfactory substitute financial institutions (which may be one or more of the Banks) to purchase the Loans and assume the Commitment of such Bank.

                                 ARTICLE IX

                                 GUARANTEE

                  Section 9.01. The Guarantee. (a) The Company hereby
                                -------------
unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan to any Eligible Subsidiary, and the full and punctual payment of all other amounts payable by any Eligible Subsidiary under this Agreement. The Company agrees that upon failure by any Eligible Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

                  (b) The obligations of the Company hereunder shall be a guarantee of payment when due and not of collection.

                  Section 9.02. Guarantee Unconditional. The obligation of
                                -----------------------
the Company hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Eligible Subsidiary under this Agreement or any Note, by operation of law or otherwise;

                  (ii) any modification or amendment of or supplement to this Agreement or any Note;

                  (iii) any release, non-perfection or invalidity of any direct or indirect security, or of any Guarantee or other liability of any third party, for any obligation of any Eligible Subsidiary under this Agreement or any Note;

                  (iv) any change in the corporate existence, structure or ownership of the Company or any Eligible Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding in respect of or affecting the Company or any Eligible Subsidiary or its assets or any release or discharge of any obligation contained in this Agreement or any Note;

                  (v) the existence of any claim, set-off or other rights which the Company may have at any time against any Eligible Subsidiary, the Administrative Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any
         --------
         such claim by separate suit or compulsory counterclaim;

                  (vi) any invalidity or unenforceability relating to or against any Eligible Subsidiary for any reason of this Agreement or any Note, or any provision of any applicable law or regulation purporting to prohibit the payment by any Eligible Subsidiary of the principal of or interest on any Loan or any other amount payable by any Eligible Subsidiary under this Agreement; or

                  (vii) any failure of any Bank or the Administrative Agent to assert any claim or demand or to enforce any right or remedy against the any Eligible Subsidiary or any other guarantor or any other act or omission to act or delay of any kind by the Company, any Eligible Subsidiary, the Administrative Agent, any Bank or any other Person, or any other circumstance whatsoever which might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of the obligations of the Company hereunder.

                  Section 9.03. Discharge Only Upon Payment in Full
                                -----------------------------------
Reinstatement in Certain Circumstances. The obligation of the Company
--------------------------------------
hereunder shall remain in full force and effect until the principal of and interest on the Loans and all other amounts payable under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Loan or any other amount payable by any Eligible Subsidiary under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or any other Borrower or otherwise, the obligations of the

Company hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

                  Section 9.04. Waiver by the Company. The Company
                                ---------------------
irrevocably waives (a) acceptance hereof, (b) presentment, demand, protest and any notice not provided for herein, and (c) any requirement that at any time any action be taken by any Person against any Eligible Subsidiary or any other Person.

                  Section 9.05. Subrogation. Upon making any payment under
                                -----------
its guarantee hereunder, the Company shall be subrogated to the rights of the payee against the applicable Eligible Subsidiary with respect to such payment; provided that the Company shall not enforce any right to payment by
         --------
reason of subrogation in respect of any Eligible Subsidiary until all amounts of principal of and interest on the Loans and all other amounts payable by such Eligible Subsidiary under this Agreement have been paid in full and either (a) the Total Commitment has been terminated or (b) such Subsidiary has ceased to be an Eligible Subsidiary hereunder.

                  Section 9.06. Stay of Acceleration. If acceleration of the
                                --------------------
time for payment of any amount payable by any Eligible Subsidiary under this Agreement is stayed upon the insolvency, bankruptcy or reorganization of any Eligible Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Administrative Agent made at the request of the requisite proportion of the Banks specified in Article VI.

                                  ARTICLE X

                                MISCELLANEOUS

                  Section 10.01. Notices. All notices, requests and other
                                 -------
communications to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party: (a) in the case of the Company or the Administrative Agent, at its address or telecopier number set forth on the signature pages hereof, (b) in the case of any other Bank, at its address or telecopier number set forth in its Administrative Questionnaire or (c) in the case of any party, such other address or telecopier number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by mail, five days after such communication is deposited in the mails with appropriate first class, certified or registered postage prepaid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the telecopier number or address specified in this Section; provided that
                                                        --------
notices to the Administrative Agent under Section 2.03, 2.04, 2.05, 2.06,
2.07 or 2.12 or Article VI or VIII shall not be effective until received. All notices, requests and other communications to or from any Eligible Subsidiary hereunder shall be valid and effective if given to or from the Company as agent for such Eligible Subsidiary.

                  Section 10.02. No Waivers. No failure or delay by the
                                 ----------
Administrative Agent, any Bank or any Issuing Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  Section 10.03. Expenses; Documentary Taxes; Indemnity. (a)
                                 --------------------------------------
The Company agrees to pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, including reasonable fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation, execution and delivery of this Agreement, any waiver or consent hereunder or any amendment hereof, (ii) all out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and
(iii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent, any Bank or any Issuing Bank, including reasonable fees, disbursements and other charges of either internal or external counsel (as the Administrative Agent, such Bank or such Issuing Bank chooses), in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Company shall indemnify each Bank and each Issuing Bank against any transfer taxes, documentary taxes or similar assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement.

                  (b) The Company agrees to indemnify each Bank, each Bank Affiliate, each Issuing Bank, the Administrative Agent and each of their respective officers, directors, employees and agents (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any
           ----------
and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Indemnitee in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto), which may be incurred by any Indemnitee, relating to or arising out of this Agreement, any Loan or Letter of Credit or the actual or proposed use of the proceeds thereof (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); provided that no Indemnitee
                                                 --------
shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

                  Section 10.04. Sharing of Setoffs. Each Bank agrees that
                                 ------------------
if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan or participations in any LC Disbursement or Swingline Loan held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan or participations in any LC Disbursement or Swingline Loan held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans and participations in LC Disbursements and Swingline Loans held by the other Banks (to which purchase the Company and each other applicable Borrower hereby consents), and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans and participations in LC Disbursements and Swingline Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to
--------
exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company or any other Borrower other than its indebtedness hereunder. The Company and each other Borrower agree, to the fullest extent they may effectively do so under applicable law, that any holder of a participation in a Loan, or in a participation in an LC Disbursement or Swingline Loan, granted in accordance with this Agreement or any holder of a participation in a Loan, or in a participation in an LC Disbursement or Swingline Loan, acquired pursuant to the arrangements described in this Section may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the applicable Borrower or the Company, as the case may be, in the amount of such participation.

                  Section 10.05. Amendments and Waivers. (a) The Company and
                                 ----------------------
the Administrative Agent may amend or supplement this Agreement without notice to or the consent of any Bank, any Issuing Bank or any Eligible Subsidiary (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for the substitution of one or more financial institutions for a Bank pursuant to Section 8.05, or (iii) to make any other change that does not adversely affect the rights of any Bank or any Issuing Bank.

                  (b) Except as provided in subsection (a) of this Section, any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, to the extent required by the next succeeding paragraph, the Administrative Agent, the Issuing Banks and the Swingline Banks); provided that no such amendment or waiver shall, unless signed by
        --------
all the Banks affected by such amendment or waiver, (i) increase the Commitment of any Bank or subject any Bank to any additional obligation,
(ii) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as among the Banks,
(iii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iv) postpone the date fixed for any payment of principal of or interest on any Loan, any LC Disbursement or any fees hereunder, (v) extend the Termination Date, or (vi) alter the absolute and unconditional character of, or release or terminate, the guarantee of the Company contained in
Article IX, and no such amendment or waiver shall, unless signed by all the Banks, change the percentage of the Total Commitment or of the aggregate unpaid principal amount of the Loans or LC Disbursements, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement. Each Eligible Subsidiary, by its execution of an Election to Participate, grants to the Company an irrevocable power of attorney to enter into amendments or waivers of this Agreement on behalf of such Eligible Subsidiary, and agrees that it shall be bound by any such amendment or waiver executed by the Company, whether or not such amendment or waiver is executed by the Company in the name of such Eligible Subsidiary.

                  If any amendment or waiver of this Agreement shall affect the rights or duties of the Administrative Agent, the approval of the Administrative Agent shall be required therefor. If any amendment or waiver of this Agreement shall affect the procedures or requirements for Swingline Borrowings or payments in respect thereof, the approval of each Swingline Bank shall be required therefor. If any amendment or waiver of this Agreement shall affect the procedures or requirements for issuances of Letters of Credit or payments in respect thereof, the approval of each Issuing Bank shall be required therefor. Neither (i) amendments to the covenants set forth in Article V or the provisions herein defining the Events of Defaults or the remedies therefor nor (ii) waivers of any such covenants or Events of Default shall require the approval of the Administrative Agent, the Swingline Banks or the Issuing Banks.

                  Section 10.06. Successors and Assigns. (a) The provisions
                                 ----------------------
of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Company may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks and (ii) no Bank or Issuing Bank may assign or otherwise transfer its Commitment in whole or in part, or sell, assign or otherwise transfer its Loans or Letters of Credit or grant participations in its Loans, Letters of Credit or rights under this Agreement in whole or in part, other than as the result of the designation of a different Lending Office in accordance with this Agreement or as permitted under Sections 2.05, 2.06, 8.05 and 10.04 and the following provisions of this Section.

                  (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its
                            -----------
Commitment or any or all of its Loans, LC Exposure or Swingline Exposure; provided that such Bank shall, except in the case of such a grant (i)
--------
pursuant to Section 10.04, (ii) in respect of Money Market Loans or (iii) to a Bank Affiliate, obtain the Company's prior consent to such grant. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Company and the Administrative Agent, such Bank or such Issuing Bank shall remain responsible for the performance of its obligations hereunder, and the Company, each other Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company and each other Borrower hereunder including, without limitation, the right to approve amendments, modifications or waivers of the provisions of this Agreement as set forth in this Section; provided that such participation agreement may provide that such Bank will
--------
not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 10.05(b) without the consent of the Participant. The Company agrees that each Participant shall, to the extent provided in its participation agreement and subject to subsection (e) of this Section, be entitled to the benefits of Article VIII with respect to its participating interest.

                  (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of
                                --------
all, of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance in substantially the form of Exhibit H hereto executed by such Assignee and such transferor Bank, with (and subject to) the consent of the Company and the Administrative Agent (which consents shall not be required in the case of an assignment (A) by a Bank to any other Bank so long as such assignment does not (x) cause the aggregate amount of the Commitments of any Bank and its Bank Affiliates to exceed $300,000,000 or (y) increase the amount of the Commitments of any Bank and its Bank Affiliates if the aggregate amount of the Commitments of such Bank and its Bank Affiliates exceeds $300,000,000 immediately prior to such assignment or (B) by a Bank to its Bank Affiliate so long as (v) if such transferor Bank is a

"depository institution" (within the meaning of Regulation A of the Board of Governors of the Federal Reserve System), such Bank Affiliate shall also be a depository institution and (w) at the time of such assignment S&P or Moody's shall rate the senior, unsecured, long-term debt of such transferor Bank and of such Bank Affiliate and the rating or ratings for senior, unsecured, long-term debt of such Bank Affiliate by S&P and/or Moody's, as applicable, shall not be lower than such rating(s) of such transferor Bank); provided that (i) such assignment may, but need not, include rights of the
--------
transferor Bank in respect of outstanding Money Market Loans; (ii) except in the case of an assignment to a Bank or a Bank Affiliate or an assignment of the entire remaining amount of the transferor Bank's Commitment and outstanding Loans, LC Exposure and Swingline Exposure, the amount of such assignment shall not be less than $5,000,000 unless otherwise agreed by the Borrower and the Administrative Agent and (iii) the Assignee, if it shall not be a Bank, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. In connection with any such assignment, the transferor Bank or such Assignee shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with
Section 2.15.

                  Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to a special purpose vehicle (an
             -------------
"SPV") of such Granting Bank, identified as such in writing from time to
 ---
time by the Granting Bank to the Administrative Agent and the Company, the option to provide to any Borrower all or any part of any Loan or to make a payment to any Issuing Bank or Swingline Bank in respect of its LC Exposure or Swingline Exposure, as the case may be, that such Granting Bank would otherwise be obligated to make hereunder to such Borrower, such Issuing Bank or such Swingline Bank, provided that (i) nothing herein shall constitute a
                        --------
commitment by any SPV to make any Loan or to make any payment in respect of any LC Exposure or Swingline Exposure, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan or such payment in respect of LC Exposure or Swingline Exposure, the Granting Bank shall be obligated to make such Loan or such payment pursuant to the terms hereof and (iii) any Borrower, any Issuing Bank or any Swingline Bank may bring any proceeding against the Granting Bank in order to enforce any rights of such Borrower, such Issuing Bank or such Swingline Bank, as the case may be, hereunder. The making of a Loan or any payment in respect of LC Exposure or Swingline Exposure by an SPV hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan or such payment were made by the Granting Bank. Each party hereto hereby agrees that no SPV shall be liable for any payment under this Agreement for which a Bank would otherwise be liable, for so long as, and to the extent that, the related Granting Bank makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof in respect of any claim arising under this Agreement. In addition, notwithstanding anything to the contrary contained in this Section, any SPV may, with the prior written consent of the Company and the Administrative Agent (to the extent such consent is required under the immediately preceding paragraph of this subsection (c)) but without paying any processing fee therefor, assign all or a portion of its interests in any Loans and repayment rights in respect of LC Exposure and Swingline Exposure to the Granting Bank or to any financial institutions providing liquidity and/or credit to or for the account of such SPV to fund the Loans made by such SPV or to support the securities (if any) issued by such SPV and such SPV may disclose, on a confidential basis, confidential information with respect to the Company and its Subsidiaries to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit liquidity enhancement to such SPV. This paragraph may not be amended without the consent of any SPV at the time holding Loans under this Agreement.

                  (d) Any Bank may at any time assign all or any portion of its rights under this Agreement to secure obligations of such Bank, including, without limitation, to a Federal Reserve Bank, provided that any
                                                          --------
foreclosure or similar action taken with respect to such assignment to any Person other than a Federal Reserve Bank shall be subject to the provisions of this Section concerning assignments. No such assignment shall release the transferor Bank from its obligations hereunder.

                  (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section
8.03 than such Bank would have been entitled to receive with respect to the rights assigned or otherwise transferred, unless such assignment or transfer is made (i) with the prior consent of the Company, (ii) by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or (iii) at a time when the circumstances giving rise to such greater payment did not exist.

                  (f) If the Fixed Rate Loans of any Reference Bank are repaid pursuant to Article VIII, the Administrative Agent shall, with the consent of the Company and the Required Banks, appoint another Bank to act as a Reference Bank hereunder.

                  (g) The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the
 --------
Company, the Administrative Agent, the Banks and the Issuing Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any other

Borrower, any Bank and any Issuing Bank, at any reasonable time and from time to time upon reasonable prior notice.

                  Section 10.07. Collateral. Each of the Banks and each of
                                 ----------
the Issuing Banks represents and warrants to the Administrative Agent, the other Banks and the other Issuing Banks that it in good faith is not relying on any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  Section 10.08. New York Law; Submission to Jurisdiction.
                                 ----------------------------------------
This Agreement and any other document delivered hereunder shall be construed in accordance with and governed by the law of the State of New York. Each of the Company and the Eligible Subsidiaries hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Eligible Subsidiaries irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  Section 10.09. Counterparts; Effectiveness. This Agreement
                                 ---------------------------
may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Administrative Agent shall have received counterparts hereof signed by each of the parties hereto (or, in the case of any Bank or any Issuing Bank as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telecopy or other written confirmation from such Bank or such Issuing Bank of execution of a counterpart hereof by such Bank or such Issuing Bank) and when the conditions specified in Section 3.02 shall have been satisfied or waived.

                  Section 10.10. Independence of Covenants. All covenants
                                 -------------------------
hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the effectiveness of the first covenant.

                  Section 10.11. WAIVER OF JURY TRIAL. EACH OF THE COMPANY,
                                 --------------------
THE ELIGIBLE SUBSIDIARIES, THE ADMINISTRATIVE AGENT, THE BANKS AND THE ISSUING BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  Section 10.12. Waiver Under Pre-Existing Credit
                                 --------------------------------
Agreements. By its execution hereof, each undersigned Bank that also is a
----------
party to the credit agreement referred to in clause (e) of Section 3.02 hereby waives the provisions of such credit agreement that would require advance notice for the termination of commitments thereunder or the prepayment of loans thereunder; provided that (a) the foregoing waiver shall
                                --------
apply only to the termination of all
commitments under such credit agreement and repayment of all loans outstanding thereunder in connection with the effectiveness of this Agreement and (b) the Company shall, in lieu of advance notice of any such termination or prepayment, give notice thereof to the Administrative Agent (as defined in such credit agreement) on the date of such termination or prepayment.

                  Section 10.13. Action by the Company on Behalf of the
                                 --------------------------------------
Borrowers. Any payment obligation or other obligation of any Borrower
---------
hereunder may be performed by the Company on behalf of such Borrower, and such performance by the Company shall be deemed to satisfy the corresponding obligation of such Borrower hereunder.

                  Section 10.14. Survival. All covenants, agreements,
                                 --------
representations and warranties made by the Company or any other Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Bank may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.17, 8.03, 9.03 and 10.03 and
Article VII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  Section 10.15. USA PATRIOT Act. Each Bank hereby notifies
                                 ---------------
each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that
 ---
identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Bank to identify such Borrower in accordance with the Act.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         ANHEUSER-BUSCH COMPANIES, INC.


                         By: William J. Kimmins, Jr.
                            -----------------------------
                            Name: William J. Kimmins, Jr.
                            Title: Vice President and Treasurer

                         Address for Notices:

                         One Busch Place
                         St. Louis, Missouri 63118
                         Telecopy: (314) 765-9005
                         Telephone: (314) 577-2329
                         Attention:  Vice President and Treasurer

                         JPMORGAN CHASE BANK, N.A., as
                           Administrative Agent


                         By: Barbara R. Marks
                            -------------------------
                            Name: Barbara R. Marks
                            Title: Vice President

                         Address for Notices:

                         270 Park Avenue
                         New York, New York 10017
                         Attention: Vice President
                         Telecopy:
                         Telephone:

                         BANKS
                         -----

                         JPMORGAN CHASE BANK, N.A.


                         By: Barbara R. Marks
                            -------------------------
                            Name: Barbara R. Marks
                            Title: Vice President

                         BANK OF AMERICA, N.A.


                         By: J. Casey Cosgrove
                            -------------------------
                            Name: J. Casey Cosgrove
                            Title: Vice President

                         CITIBANK, N.A.


                         By: Andrew L Kreeger
                            ------------------------
                            Name: Andrew L Kreeger
                            Title: Vice President

                         UBS LOAN FINANCE LLC


                         By: Christopher M. Altkin
                            ---------------------------
                            Name: Christopher M. Altkin
                            Title: Associate Director
                                   Banking Products
                                   Services, US


                         By: Marie A. Haddad
                            ---------------------------
                            Name: Marie A. Haddad
                            Title: Associate Director
                                   Banking Products
                                   Services, US

                          BARCLAYS BANK PLC


                         By: Alison McGuigan
                            ---------------------------
                            Name: Alison McGuigan
                            Title: Associate Director

                         MORGAN STANLEY BANK


                         By: Daniel Twenge
                            ----------------------------
                            Name: Daniel Twenge
                            Title: Vice President

                         MERRILL LYNCH BANK USA


                         By: Louis Alder
                            ---------------------------
                            Name: Louis Alder
                            Title: Director

                         SUNTRUST BANK


                         By: Charles J. Johnson
                            ---------------------------
                            Name: Charles J. Johnson
                            Title: Managing Director

                         MELLON BANK, N.A.


                         By: Robert J. Mitchell Jr.
                            ----------------------------
                            Name: Robert J. Mitchell Jr.
                            Title: First Vice President

                         STATE STREET BANK & TRUST COMPANY


                         By: Janet B. Nolin
                            ---------------------------
                            Name: Janet B. Nolin
                            Title: Vice President

                         THE BANK OF NEW YORK


                         By: Mark Wrigley
                            ---------------------------
                            Name: Mark Wrigley
                            Title: Vice President

                         COMMERCE BANK, N.A.


                         By: Douglas P. Best
                            ---------------------------
                            Name: Douglas P. Best
                            Title: Vice President

                         INDUSTRIAL AND COMMERCIAL BANK OF
                           CHINA


                         By: Jiangtao
                            ------------------------------
                            Name: Jiangtao
                            Title: Banking Department, General Manager

                         MIZUHO CORPORATE BANK, LTD.


                         By: Robert Gallagher
                            ------------------------------
                            Name: Robert Gallagher
                            Title: Senior Vice President

                         U.S. BANK, NATIONAL ASSOCIATION


                         By: Alan McLintock
                            ----------------------------
                            Name: Alan McLintock
                            Title: Vice President

                         WACHOVIA BANK, N.A.


                         By: Denis Waltrich
                            -------------------------
                            Name: Denis Waltrich
                            Title: Associate

                         WELLS FARGO BANK, N.A.


                         By: Pete Martinets
                            -------------------------
                            Name: Pete Martinets
                            Title: Vice President


                         By: Melissa Nachman
                            -------------------------
                            Name: Melissa Nachman
                            Title: Vice President

                                                                   EXHIBIT A


                                    NOTE

                                                          New York, New York
                                                           [_________], 2005


                  For value received, [ANHEUSER-BUSCH COMPANIES, INC.][NAME OF ELIGIBLE SUBSIDIARY], a [_________] [Delaware corporation] (the "Borrower"), promises to pay to the order of ______________ (the "Bank"),
 --------                                                         ----
for the account of its Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017; provided that all payments of principal of and
                          --------
interest on any Negotiated Rate Loan advanced by the Bank in a currency other than U.S. Dollars shall be made in the currency in which such Negotiated Rate Loan is denominated at such location as agreed with the Bank.

                  All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation
        --------
or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This note is one of the Notes referred to in the Credit Agreement dated as of September 30, 2005 (as amended from time to time, the "Credit Agreement"), among [the Borrower][Anheuser-Busch Companies, Inc.
 ----------------
(the "Company")], the Banks party thereto and JPMorgan Chase Bank, N.A., as
      -------
Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment, the acceleration of the maturity and the limitations on the transferability of this Note.


                         [ANHEUSER-BUSCH COMPANIES, INC.]
                         [NAME OF ELIGIBLE SUBSIDIARY]


                         By:________________________
                            Name:
                            Title:


                                Form of Note
                                ------------

                       LOANS AND PAYMENTS OF PRINCIPAL

------------------------------------------------------------------------------
                                          Amount of
          Amount of   Type of             Principal    Maturity     Notation
  Date      Loan       Loan    Currency*   Repaid        Date        Made By

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

--------
* Only applicable to Negotiated Rate Loans made in a currency other than U.S. dollars.

                                Form of Note
                                ------------

                                                                    EXHIBIT B

                     Form of Money Market Quote Request
                     ----------------------------------

                                                                       [Date]

To:               JPMorgan Chase Bank, N.A. (the "Administrative Agent")
                                                  --------------------

From:             Anheuser-Busch Companies, Inc.

Re: Credit Agreement dated as of September 30, 2005 among Anheuser-Busch Companies, Inc., the Banks party thereto and the Administrative Agent (as amended from time to time, the "Credit Agreement")
                       ----------------

                  We hereby give notice pursuant to Section 2.04 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:                  ____________________

Principal Amount:(1)                ____________________

Interest Period:(2)                 ____________________

[Borrower:                          ____________________]

                  Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the LIBO Rate.]

                  [Specify other terms, if any]

                  Terms used herein have the meanings assigned to them in the Credit Agreement.

                         ANHEUSER-BUSCH COMPANIES, INC.


                         By:________________________
                            Name:
                            Title:


--------
(1) Amount must be $10,000,000 or a larger multiple of $1,000,000.

(2) Not less than 7 days, subject to the provisions of the definition of Interest Period.

                     Form of Money Market Quote Report
                     ---------------------------------

                                                                     EXHIBIT C

                 Form of Invitation for Money Market Quotes
                 ------------------------------------------

To:               [Name of Bank]

Re: Invitation for Money Market Quotes to Anheuser-Busch Companies, Inc. (the "Company")
                                        -------

                  Pursuant to Section 2.04 of the Credit Agreement dated as of September 30, 2005, among the Company., the Banks party thereto and the undersigned, as Administrative Agent, we are pleased on behalf of the Company to invite you to submit Money Market Quotes to the Company for the following proposed Money Market Borrowing(s):

Date of Borrowing:       ____________________

Principal Amount:        ____________________

Interest Period:         ____________________

[Borrower:               ____________________]


                  Such Money Market Quotes should offer a Money Market [Margin][Absolute Rate]. [The applicable base rate is the LIBO Rate.]

                  [Specify other terms, if any]

                  Please respond to this invitation by no later than [9:30 a.m.] [10:00 a.m.] (New York City time) on [date].

                         JPMORGAN CHASE BANK, N.A.


                         By:________________________
                            Name:
                            Title:

                 Form of Invitation for Money Market Quote
                 -----------------------------------------

                                                                     EXHIBIT D

                         Form of Money Market Quote
                         --------------------------

JPMORGAN CHASE BANK, N.A.,
  as Administrative Agent
270 Park Avenue
New York, New York  10017

Attention:

Re:               Money Market Quote to Anheuser-Busch Companies, Inc.
                  (the "Company")
                        -------

                  In response to your invitation on behalf of the Company dated ____________, we hereby make the following Money Market Quote on the following terms:

         1. Quoting Bank:
                         ----------------------------------------------------

         2. Person to contact at Quoting Bank:
                                              -------------------------------

         3. Date of Borrowing: (3)
                                  -------------------------------------------

         4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:


--------
(3) As specified in the related Invitation.

                         Form of Money Market Quote
                         --------------------------

   Principal      Interest       [Money Market
   Amount(4)      Period(5)        Margin(6)]         [Absolute Rate(7)]
   ---------      ---------        ----------         ------------------

  $

  $





[Provided, that the aggregate principal amount of Money Market Loans for
which the above offers may be accepted shall not exceed $         .]
                                                         ---------

[We hereby accept the additional terms specified in the Invitation for Money Market Quotes.]

                  We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of September 30, 2005, among the Company, the Banks party thereto and yourselves, as Administrative Agent, irrevocably obligate us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                         Very truly yours,

                                         [NAME OF BANK]

Dated:                                   By
      ----------------                     -------------------------------
                                           Name:
                                           Title:

--------
(4) Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $10,000,000 or a larger multiple of $1,000,000.

(5) Not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

(6) Margin over or under the LIBO Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000th of 1%) and specify whether "PLUS" or "MINUS".

(7) Specify rate of interest per annum (expressed to 1/10,000th of 1%).


                      Notice of Money Market Borrowing
                      --------------------------------

                                                                     EXHIBIT E

                      Notice of Money Market Borrowing
                      --------------------------------

JPMORGAN CHASE BANK, N.A.,
  as Administrative Agent
270 Park Avenue
New York, New York  10017

Attention:

Re:  Money Market Quotes to
     Anheuser-Busch Companies, Inc.

                  Pursuant to Section 2.04 of the Credit Agreement dated as of September 30, 2005 (as amended from time to time, the "Credit
                                                          ------
Agreement"), among the undersigned, the Banks party thereto and JPMorgan
---------
Chase Bank, N.A., as Administrative Agent, and in response to the Money Market Quotes dated ___________ and obtained by you on our behalf, we hereby accept the following Money Market Quote(s) on the following terms:

         1. Quoting Bank:
                         ----------------------------------------------------

         2. Person to contact at Quoting Bank:
                                              -------------------------------

         3. Date of Borrowing:
                              -----------------------------------------------

         4. We hereby accept Money Market Loan(s) in the following principal amounts, for the following Interest Periods, and at the following rates: (8)

--------
(8) Acceptance may only be made on the basis of ascending Money Market Absolute Rates or Money Market Margins, as the case may be.

                      Notice of Money Market Borrowing
                      --------------------------------

                                            [Money Market
Principal Amount(9)   Interest Period(10)    Margin(11)]    [Absolute Rate(12)]
-------------------   -------------------    -----------    -------------------

$

$


                  [Specify other terms, if any]

                  Terms used herein have the meanings assigned to them in the Credit Agreement.

                         ANHEUSER-BUSCH COMPANIES, INC.


                         By
                           ---------------------------------
                           Name:
                           Title:



--------
(9) Principal amount accepted for each Interest Period may not exceed principal amount requested. Acceptances must be in the amount of $10,000,000 or a larger multiple of $1,000,000.

(10) As specified in the related Money Market Quote.

(11) Margin above or below (as specified) the applicable LIBO Rate, expressed as a percentage to be added to or subtracted from such base rate.

(12) Rate of interest per annum, as specified in the related Money Market
Quote.

                      Notice of Money Market Borrowing
                      --------------------------------

                                                                     EXHIBIT F

             Opinion of Associate General Counsel of the Company

                                                                  314/577-3298
                                                              FAX 314/577-0776
                                              thomas.larson@anheuser-busch.com



                               [______], 2005

TO THE BANKS AND THE ADMINISTRATIVE AGENT

Referred to below
c/o JPMorgan Chase Bank, N.A.
270 Park Avenue
New York, New York  10017

         Re: Credit Agreement dated as of September 30, 2005 among Anheuser-Busch Companies, Inc., the Banks listed therein and JPMorgan Chase Bank, N.A., as Administrative Agent ("Credit Agreement")

Ladies and Gentlemen:

                  I am an Associate General Counsel of Anheuser-Busch Companies, Inc., a Delaware corporation ("ABC"), and have represented ABC in connection with its execution and delivery of the Credit Agreement. Unless otherwise indicated, terms used herein shall have the meanings assigned to them in the Credit Agreement. This opinion letter is limited to the laws of the State of New York, the corporate law of the State of Delaware and the federal law of the United States.

                  I have examined such documents, records and matters of law and have made such inquiries as I have deemed necessary for purposes of this opinion letter, and based thereupon I am of the opinion that:

                  (1) ABC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with the requisite corporate power and authority to conduct its businesses as now being conducted and to execute, deliver and perform its obligations under the Credit Agreement.

                  (2) ABC has duly authorized, executed and delivered the Credit Agreement, and the Credit Agreement constitutes a valid and binding obligation of ABC, enforceable against ABC in accordance with its terms, except as such enforceability may be limited by bankruptcy and other similar laws affecting creditors' rights generally as in effect from time to time and general principles of equity (whether considered in a proceeding in equity or at law).

            Opinion of Associate General Counsel of the Company
            ---------------------------------------------------

                  (3) The execution and delivery by ABC, and the performance of its obligations under, the Credit Agreement do not conflict with its charter, bylaws, or any applicable law (including without limitation the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System) or any judgment, order, decree or injunction known to me of any governmental body and will not constitute a default or create any Lien on any asset of the Company or its Subsidiaries under any indenture, mortgage or other agreement or instrument known to me to which ABC or any of its property is bound.

                  (4) ABC is not required to obtain any consent or approval from, or make any filing with, any governmental agency in connection with its execution and delivery of, or the performance of its obligations under, the Credit Agreement.

                  (5) There is no litigation, governmental proceeding, action, suit or arbitration pending or, to my knowledge, threatened against ABC or any of its Subsidiaries that would reasonably be expected to have a material adverse effect on the validity or enforceability of the Credit Agreement, the ability of ABC to perform its obligations thereunder or upon the consolidated financial position of ABC.

                  (6) ABC is not an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  This opinion letter is furnished by me, as counsel for ABC, in connection with the execution and delivery of the Credit Agreement, upon the understanding that I am not otherwise assuming any professional responsibility.

                          Very truly yours,


                          Thomas Larson
                          Associate General Counsel


            Opinion of Associate General Counsel of the Company
            ---------------------------------------------------

                                                                    EXHIBIT G

     [Opinion of Special New York Counsel to JPMorgan Chase Bank, N.A.]

                                                               [______], 2005

To the Banks that are parties to the

Credit Agreement referred to below and
JPMorgan Chase Bank, N.A., as
Administrative Agent for such Banks (the
"Administrative Agent")

Ladies and Gentlemen:

                  We have acted as special New York counsel to JPMorgan Chase Bank, N.A. ("JPMorgan Chase") in connection with the Credit Agreement dated as of September 30, 2005 (the "Credit Agreement") among Anheuser-Busch Companies, Inc. (the "Company"), the financial institutions referred to as "Banks" in the Credit Agreement (the "Banks") and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms defined in the Credit Agreement have the same respective defined meanings when used herein.

                  In rendering the opinions expressed below, we have examined an executed counterpart of the Credit Agreement. In our examination, we have assumed the genuineness of all signatures, the authenticity of the Credit Agreement and the conformity with the authentic Credit Agreement of any copies thereof. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Agreement. We have also assumed that the Credit Agreement has been duly authorized, executed and delivered by, and (except to the extent set forth below, as to the Company) constitutes a legal, valid, binding and enforceable obligation of, all of the parties thereto, that all signatories thereto have been duly authorized and that all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the same.

                  Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Credit Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific

         Opinion of Special New York Counsel to JPMorgan Chase Bank
         ----------------------------------------------------------
performance, injunctive relief or any other equitable remedy and
(ii) concepts of materiality, reasonableness, good faith and fair dealing.

                  The foregoing opinions are also subject to the following comments and qualifications:

                  (A) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                  (B) The enforceability of Section 10.03(b) of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

                  (C) Section 9.02 of the Credit Agreement may not be enforceable to the extent that the obligations of any Eligible Subsidiary under the Credit Agreement are materially modified.

                  (D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than New
         York) that limits the interest, fees or other charges it may impose for the loan or use of money or other credit, (ii) the last sentence of Section 10.04 of the Credit Agreement, (iii) the second sentence of Section 10.08 of the Credit Agreement insofar as such sentence relates to the subject-matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement, and
         (iv) the waiver of inconvenient forum set forth in the last sentence of Section 10.08 of the Credit Agreement with respect to proceedings in any Federal Court.

                  (E) We point out with reference to obligations stated to be payable in a currency other than U.S. Dollars that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into U.S. Dollars at the rate of exchange prevailing on the date of entry of such judgment and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in U.S. Dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

                  The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the law of any other jurisdiction.

         Opinion of Special New York Counsel to JPMorgan Chase Bank
         ----------------------------------------------------------

                  This opinion letter is provided to you by us as special New York counsel to JPMorgan Chase Bank, N.A. pursuant to Section 3.02(b) of the Credit Agreement and may not be relied upon by any other person or for any purpose other than in connection with the transactions contemplated by the Credit Agreement without our prior written consent in each instance.


                                 Very truly yours,



MJB/WJM

         Opinion of Special New York Counsel to JPMorgan Chase Bank
         ----------------------------------------------------------

                                                                   EXHIBIT H

                     [Form of Assignment and Acceptance]

                          ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Credit Agreement dated as of September 30, 2005 (as amended from time to time, the "Credit Agreement"),
                                                       ----------------
among Anheuser-Busch Companies, Inc., the Banks named therein and JPMorgan Chase Bank, N.A., as Administrative Agent for said Banks. Terms defined in the Credit Agreement are used herein with the same meanings.

                  The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "Assigned
                                                          --------
Interest") in the Assignor's rights and obligations under the Credit
--------
Agreement, including the interests set forth below in the Commitment of the Assignor on the Assignment Date and the Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date, the participations in Letters of Credit, LC Disbursements and Swingline Loans held by the Assignor on the Assignment Date, and the amount, if any, set forth below of the fees accrued to the Assignment Date for account of the Assignor. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  This Assignment and Acceptance is being delivered to the Administrative Agent together with, if the Assignee is not already a Bank under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 10.06(c) of the Credit Agreement.

                  This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.


                     Form of Assignment and Acceptance
                     ---------------------------------

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment:

("Assignment Date"):
  ---------------

                                Principal Amount
                                Assigned (and identifying
                                information as to individual
                                Negotiated Rate Loans and Money
                                Market Loans)
                                ------------
Commitment Assigned:

                                $

Syndicated Loans:

Negotiated Rate Loans:

Money Market Loans:

Fees Assigned (if any):

                     Form of Assignment and Acceptance
                     ---------------------------------

The terms set forth above and below are hereby agreed to:

                         [NAME OF ASSIGNOR]      , as Assignor
                         ------------------------



                         By:
                            -------------------------
                            Name:
                            Title:

                         [NAME OF ASSIGNEE]      , as Assignee
                         ------------------------



                         By:
                            -------------------------
                            Name:
                            Title:

The undersigned hereby consent to the within assignment:(13)

ANHEUSER-BUSCH COMPANIES, INC.


By:
   ---------------------------
   Name:
   Title:



JPMORGAN CHASE BANK, N.A.,
  as Administrative Agent


By:
   ---------------------------
   Name:
   Title:

--------
(13) Consents to be included to the extent required by Section 10.06(c) of the Credit Agreement.


                     Form of Assignment and Acceptance
                     ---------------------------------

[NAME OF ISSUING BANK],
  as Issuing Bank


By:
   ---------------------------
   Name:
   Title:



[NAME OF SWINGLINE BANK],
  as Swingline Bank


By:
   ---------------------------
   Name:
   Title:

                     Form of Assignment and Acceptance
                     ---------------------------------

                                                                    EXHIBIT I

                       FORM OF ELECTION TO PARTICIPATE
                       -------------------------------

                                                                       [Date]

JPMORGAN CHASE BANK, N.A.,
     as Administrative Agent
     for the Banks named in the Credit Agreement
     dated as of September 30, 2005 (as amended from
     time to time, the "Credit Agreement") among
                        ----------------
     Anheuser-Busch Companies, Inc., such Banks and such Administrative Agent

Dear Sirs:

                  Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement have for the purposes hereof the meanings provided therein.

                  The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, elects to be an Eligible Subsidiary for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered on behalf of the undersigned in accordance with the Credit Agreement. The undersigned confirms that the representations and warranties set forth in Section 4.02 of the Credit Agreement are true and correct as to the undersigned as of the date hereof, and the undersigned agrees to perform all the obligations of an Eligible Subsidiary under, and to be bound in all respects by the terms of, the Credit Agreement, as if the undersigned were a signatory party thereto. The undersigned further acknowledges and agrees that the Company will act as exclusive agent of and attorney-in-fact for the undersigned for all purposes of the Credit Agreement, and in such capacity as agent the Company will have the exclusive authority to provide notices under the Credit Agreement with respect to any loans to be made to the undersigned. The undersigned shall be bound by all agreements and actions entered into or taken by the Company under or pursuant to the Credit Agreement. The appointment by the undersigned of the Company to act as its agent and attorney-in-fact is irrevocable, and the undersigned agrees to assume all risk of keeping itself informed of the actions of the Company under the Credit Agreement, with the understanding that the Administrative Agent and the Banks will be relying on the foregoing in advancing Loans under the Credit Agreement.

                      Form of Election to Participate
                      -------------------------------

                  This instrument shall be construed in accordance with and governed by the law of the State of New York.

                              Very truly yours,

                              [NAME OF ELIGIBLE SUBSIDIARY]


                              By
                                 ----------------------------------
                                 Name:
                                 Title:

                  The undersigned confirms that [name of Eligible
Subsidiary] is an Eligible Subsidiary for purposes of the Credit Agreement described above.

                              ANHEUSER-BUSCH COMPANIES, INC.


                              By
                                 ----------------------------------
                                 Name:
                                 Title:

                  Receipt of the above Election to Participate is acknowledged on and as of the date set forth above.

                              JPMORGAN CHASE BANK, N.A.,
                               as Administrative Agent


                              By
                                 ----------------------------------
                                 Name:
                                 Title:


                      Form of Election to Participate
                      -------------------------------

                                                                    EXHIBIT J

                        FORM OF ELECTION TO TERMINATE
                        -----------------------------

                                                                       [Date]

JPMORGAN CHASE BANK, N.A.,
  as Administrative Agent
  for the Banks named in the Credit Agreement
  dated as of September 30, 2005 (as amended from
  time to time, the "Credit Agreement") among
                     ----------------
  Anheuser-Busch Companies, Inc., such Banks and such Administrative Agent

Dear Sirs:

                  Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement have for the purposes hereof the meanings provided therein.

                  The undersigned, Anheuser-Busch Companies, Inc., a Delaware corporation, elects to terminate the status of [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation (the "Designated
                                                                 ----------
Subsidiary"), as an Eligible Subsidiary for purposes of the Credit
----------
Agreement, effective as of the date hereof. The undersigned represents and warrants that all principal and interest on the Loans to the Designated Subsidiary and all other amounts payable by such Designated Subsidiary pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the Designated Subsidiary under the Credit Agreement heretofore incurred.

                  This instrument shall be construed in accordance with and governed by the law of the State of New York.

                              Very truly yours,

                              ANHEUSER-BUSCH COMPANIES, INC.


                              By
                                 ----------------------------------
                                 Name:
                                 Title:

                       Form of Election to Terminate
                       -----------------------------

                  Receipt of the above Election to Terminate is hereby acknowledged on and as of the date set forth above.

                              JPMORGAN CHASE BANK, N.A.,
                               as Administrative Agent


                              By
                                 ----------------------------------
                                 Name:
                                 Title:

                       Form of Election to Terminate
                       -----------------------------

                                                                 SCHEDULE I

                                 COMMITMENTS
                                 -----------

BANK                                                             COMMITMENT
----                                                             ----------

JPMorgan Chase Bank, N.A.                                      $275,000,000

Bank of America, N.A.                                          $175,000,000

Citibank, N.A.                                                 $175,000,000

UBS Loan Finance LLC                                           $175,000,000

Barclays Bank PLC                                              $175,000,000

Morgan Stanley Bank                                            $175,000,000

Merrill Lynch Bank USA                                         $175,000,000

SunTrust Bank                                                  $175,000,000

Mellon Bank, N.A.                                               $75,000,000

State Street Bank & Trust Company                               $75,000,000

The Bank of New York                                            $50,000,000

Commerce Bank, N.A.                                             $50,000,000

Industrial and Commercial Bank of China                         $50,000,000

Mizuho Corporate Bank, Ltd.                                     $50,000,000

U.S. Bank, National Association                                 $50,000,000

Wachovia Bank, N.A.                                             $50,000,000

Wells Fargo Bank, N.A.                                          $50,000,000

TOTAL                                                         2,000,000,000


                                Commitments
                                -----------

                                                             SCHEDULE 4.01(k)

                          UNRESTRICTED SUBSIDIARIES

Anheuser-Busch Companies, Inc.

A-B Jade Hong Kong Holding Company, Limited

Anheuser-Busch Asia, Inc.

Anheuser-Busch Brasil Holdings Ltda.

Anheuser-Busch Canada, Inc.

Anheuser-Busch Distributors of New York, Inc.

Anheuser-Busch Europe, Inc.

Anheuser-Busch Europe Limited

Anheuser-Busch Hong Kong Investment Company, Limited

Anheuser-Busch Hong Kong Trading Company, Limited

Anheuser-Busch Import Investments, Inc.

Anheuser-Busch International, Inc.

Anheuser-Busch International Holdings, Inc.

Anheuser-Busch International Holdings, Inc. Chile I Limitada

Anheuser-Busch Investments, S.L.

Anheuser-Busch Latin American Development Corporation

Anheuser-Busch Mexico, Inc.

Anheuser-Busch Overseas Holdings, L.L.C.

Anheuser-Busch Packaging Group, Inc.

Anheuser-Busch River North Investment Capital Corporation

Anheuser-Busch Sales of Hawaii, Inc.

Anheuser-Busch San Diego Wholesaler Development Corporation

Anheuser-Busch Spanish Holdings, Inc.

Anheuser-Busch Wholesaler Development Corp.


                         Unrestricted Subsidiaries
                         -------------------------

Anheuser-Busch Wholesaler Development Corporation III

Anheuser-Busch Wholesaler Development Corporation IV

Anheuser-Busch Wisconsin Investment Capital Corporation

Anheuser-Busch World Trade Ltd.

August A. Busch & Co. of Massachusetts, Inc.

Ballantine Management Limited

Bannon Corporation

BARI-Canada, Inc.

Bevo Music, Inc.

Bow Tie Music, Inc.

Budweiser Brasil Ltda.

Budweiser (China) Sales Company Limited

Budweiser Hong Kong Holding Company, Limited

Budweiser Philippines, Inc.

Budweiser Wuhan International Brewing Company Limited

Busch Agricultural Resources International, Inc.

Busch Entertainment Corporation

Busch Entertainment Company International, Inc.

Busch Hong Kong Holding Company, Limited

Busch International Sales Corporation

Busch Investment Corporation

Busch Mechanical Services, Inc.

Busch Media Group, Inc.

Busch Properties, Inc.

Busch Properties of Florida, Inc.

Civic Center Corporation



                         Unrestricted Subsidiaries
                         -------------------------

Consolidated Farms, Inc.

Eagle Snacks, Inc.

Extra Lucky Investment Limited

Fung Heng Investment Limited

Garrard Holding Co.

Garrard Leasing Company

Glass Container Corporation

Global Conduit Holdings Limited

Golden Pacific Line Ltd.

Guangdong Brewery Northern (Holdings) Ltd.

Harbin Brewery (Changchun Yinpu) Company Limited

Harbin Brewery Group Limited

Harbin Brewery Investments Ltd.

Harbin Brewery Materials Supplies Company Limited

Harbin Brewing Company Limited

Harbin Brewing Daqing Xiaoxue Company Limited

Harbin Brewing (Hailun) Company Limited

Harbin Brewing (Hegang) Company Limited

Harbin Brewing (Jiamusi Jiafeng) Company Limited

Harbin Brewing Jinzhou Company Limited

Harbin Brewing (Mudanjiang Jingpo) Company Limited

Harbin Brewing (Shenyang) Company Limited

Harbin Brewing (Songjiang) Company Limited

Harbin Brewing (Tangshan) Company Limited

Harbin Brewing (Yanji) Company Limited

HSH of Orlando, Inc.


                         Unrestricted Subsidiaries
                         -------------------------

ILH Company

Jekyll and Hyde, Inc.

Jilin Harbin Brewing Company Limited

King Victory Investments Inc.

Kingsmill Realty, Inc.

Langhorne Food Services, Inc.

Litchfield Development Corporation

Long Tail Libations Inc.

Manufacturers Cartage Company

Manufacturers Railway Company

Metal Container Corporation of California

M.R.S. Redevelopment Corporation

New-Biz Corporation

Noble Right Limited

Nutri-Turf, Inc.

PBP, Inc.

Pestalozzi Street Insurance Company, Ltd.

Prestige Full Investment Limited

Promociones y Desarrollos Mexico de Mexicali,

Sea World, Inc.

Sea World of Florida, Inc.

Sea World of Texas, Inc.

SeaWorld & Busch Gardens Conservation Fund

SFKBPP, Inc.

Somerset Distributors, LLC

Stag Brewing Company Limited


                         Unrestricted Subsidiaries
                         -------------------------

St. Louis Refrigerator Car Company

Tune Out Music, Inc.

Union Fortune Ltd.

Vanta International Investments Ltd.

Wholesaler Equity Development Corporation

Williamsburg Transport, Inc.


                         Unrestricted Subsidiaries
                         -------------------------

                                                              SCHEDULE 5.01(b)

                               Permitted Liens
                               ---------------

                                    NONE





                               Permitted Liens
                               ---------------